Exhibit 10.28

                 AGREEMENT AND PLAN OF REORGANIZATION AND MERGER

         This Agreement and Plan of Reorganization and Merger (the "Agreement") is entered into as of October 5, 2006, by and among United Security Bancshares, a California corporation ("Bancshares"); United Security Bank, a California banking corporation and wholly-owned subsidiary of Bancshares ("USB") and Legacy Bank, N.A. a national banking association ("Legacy").

                                    RECITALS:

         WHEREAS, the respective Boards of Directors of Legacy and Bancshares have determined that it is in the best interests of Legacy and Bancshares and their respective shareholders for Legacy to be merged with USB, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the California Corporations Code, the California Financial Code, national banking laws and other applicable laws;

         WHEREAS, each of the Boards of Directors of Legacy, USB and Bancshares have approved this Agreement and the transactions contemplated hereby;

         WHEREAS, Legacy's Board of Directors has resolved to recommend approval of the Merger of Legacy and USB to its shareholders;

         WHEREAS, upon the consummation of the Merger of Legacy with and into USB, USB shall remain a wholly-owned subsidiary of Bancshares; and

         WHEREAS, it is the intention of the parties to the Agreement that the business combination contemplated hereby be treated as a "reorganization" under
Section 368 of the Internal Revenue Code of 1986, as amended.

         NOW, THEREFORE, in consideration of these premises and the representations, warranties and agreements herein contained, Legacy, USB and Bancshares hereby agree as follows:

                             ARTICLE 1. DEFINITIONS

As used in this Agreement, the following terms shall have the meanings set forth below:

         "Acquisition Event" shall mean any of the following:

         (a) Legacy's Board of Directors shall have approved or Legacy shall have authorized, recommended, publicly proposed or publicly announced an intention to authorize, recommend or propose, or shall have entered or announced an intention to enter into a letter of intent, an agreement-in-principle or a definitive agreement with any Person (other than Bancshares or any of its respective Subsidiaries) to effect, an Acquisition Transaction or failed to publicly oppose a Tender Offer or an Exchange Offer (as defined below). As used herein, the term "Acquisition Transaction" shall mean (i) a merger, consolidation or similar transaction involving Legacy, (ii) the disposition, by sale, lease, exchange, dissolution or

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                  liquidation, or otherwise, of all or substantially all of the assets of Legacy or any asset or assets of Legacy the disposition or lease of which would result in a material change in the business or business operations of Legacy; or
                  (iii) the issuance, sale or other disposition by Legacy (including, without limitation, by way of merger, consolidation, share exchange or any similar transaction) of shares of Legacy Common Stock or other Equity Securities, or the grant of any option, warrant or other right to acquire shares of Legacy Common Stock or other Equity Securities, representing directly, or on an as-exercised, as-exchanged or as-converted basis (in the case of options, warrants, rights or exchangeable or convertible Equity Securities), 25% or more of the voting securities of Legacy; or

         (b) Prior to termination of this Agreement (i) any Person (other than a person who is a party to a Director Shareholder Agreement) shall have increased the number of shares of Legacy Common Stock over which such person has beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) by a number that is greater than 5% of the then outstanding shares of Legacy Common Stock if, after giving effect to such increase, such Person owns, beneficially, more than 10% of the outstanding shares of Legacy Common Stock, or
                  (ii) any "group" (as such term is defined under the Exchange
                  Act) shall have been formed which beneficially owns, or has the right to acquire beneficial ownership of, more than 10% of the then outstanding shares of Legacy Common Stock.

         "Acquisition Proposal" shall have the meaning given such term in
         Section 6.2.5.

         "Affiliate" or "affiliate" shall mean, with respect to any other Person, any Person that, directly or indirectly, controls or is controlled by or is under common control with such Person.

         "Affiliate Agreements" shall have the meaning given such term in
         Section 5.3.3.

         "Average Closing Price" shall mean the average of the daily closing price of a share of Bancshares Common Stock reported on the NASDAQ National Market System during the 20 consecutive trading days ending at the end of the fifth trading day immediately preceding the Effective Time.

         "Bancshares" shall mean United Security Bancshares.

         "Bancshares Common Stock" shall mean the common stock, no par value per share, of Bancshares.

         "Bancshares Filings" shall have the meanings given such term in
         Section 4.5.

         "Bancshares Financial Statements" means the audited consolidated financial statements (balance sheets, statements of income, statements of cash flow and statements of changes in financial position) and notes thereto of Bancshares and the related opinions thereon for the years ended December 31, 2003, 2004 and 2005 and the unaudited consolidated statements of financial condition and statements of operations and cash flow of Bancshares for the nine months ended September 30, 2006.

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         "Bancshares Schedules" shall have the meanings given such term in
         Section 5.7.

         "Benefit Arrangement" shall have the meaning given such term in Section 3.21.4.

         "BHCA" shall mean the Bank Holding Company Act of 1956, as amended.

         "Business Day" shall mean any day, other than a Saturday, Sunday or any other day, such as a legal holiday, on which California state banks in California are not open for substantially all their banking business.

         "CDFI" shall mean the California Department of Financial Institutions.

         "California Corporations Code" shall mean the General Corporation Law of the State of California.

         "California Financial Code" shall mean the Financial Code of the State of California.

         "Classified Assets" shall have the meaning given to such term in
         Section 6.1.14.

         "Closing" shall have the meaning given to such term in Section 2.1.

         "Closing Date" shall have the meaning given to such term in Section
         2.1.

         "Confidential Information" means all information exchanged heretofore or hereafter between Legacy and its affiliates and agents, on the one hand, and Bancshares and USB, their affiliates and agents, on the other hand, which is information related to the business, financial position or operations of the Person responsible for furnishing the information or an Affiliate of such Person (such information to include, by way of example only and not of limitation, client lists, company manuals, internal memoranda, strategic plans, budgets, forecasts/ projections, computer models, marketing plans, files relating to loans originated by such Person, loans and loan participations purchased by such Person from others, investments, deposits, leases, contracts, employment records, minutes of board of directors meetings (and committees thereof) and stockholder meetings, legal proceedings, reports of examination by any Governmental Entity, and such other records or documents such Person may supply to the other Party pursuant to the terms of this Agreement or as contemplated hereby). Notwithstanding the foregoing, "Confidential Information" shall not include any information that (i) at the time of disclosure or thereafter is generally available to and known by the public (other than as a result of a disclosure directly or indirectly by the recipients or any of their officers, directors, employees or other representatives or agents), (ii) was available to the recipients on a nonconfidential basis from a source other than Persons responsible for furnishing the information, provided that such source is not and was not bound by a confidentiality agreement with respect to the information, or (iii) has been independently acquired or developed by the recipients without violating any obligations under this Agreement.

         "Default" shall mean, as to any party to this Agreement, a failure by such party to perform, in any material respect, any of the agreements or covenants of such party contained in Articles 5 or 6.

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         "Derivatives Contract" shall have the meaning given such term in
         Section 3.25.

         "Director-Shareholder Agreement" shall have the meaning given such term in Section 7.2.7.

         "Dissenting Shares" shall mean shares of Legacy Common Stock held by "dissenting shareholders" within the meaning of Section 214a of the NBA.

         "Effective Time" shall have the meaning given such term in Section 2.1.

         "Employee Plan" shall have the meaning given such term in Section
         3.21.3.

         "Environmental Laws" shall mean and include any and all laws, statutes, ordinances, rules, regulations, orders, or determinations of any Governmental Entity pertaining to health or to the environment, including, without limitation, the Clean Air Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Federal Water Pollution Control Act Amendments, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), the Hazardous Materials Transportation Act of 1975, as amended, the Safe Drinking Water Act, as amended, and the Toxic Substances Control Act, as amended.

         "Equity Securities" shall have the meaning given to such term in the Exchange Act.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Exchange Agent" shall mean Wells Fargo Shareowner Services or such other Person as Bancshares shall have appointed to perform the duties set forth in Section 2.5.3.

         "Exchange Offer" shall mean the commencement (as such term is defined in Rule 14d-2 under the Exchange Act) of an exchange offer or the filing by any Person of a registration statement under the Securities Act with respect to an exchange offer to purchase any shares of Legacy Common Stock such that, upon consummation of such offer, such Person would own or control 15% or more of the then outstanding shares of Legacy Common Stock.

         "Exchange Ratio" means the number of shares of Bancshares Common Stock into which a share of Legacy Common Stock shall be converted which shall be equal to the amount (carried out to eight places) determined by dividing the Merger Consideration by the Average Closing Price of Bancshares Common Stock.

         "FDIC" shall mean the Federal Deposit Insurance Corporation.

         "FDI Act" shall mean the Federal Deposit Insurance Act.

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         "Federal Reserve" shall mean the Board of Governors of the Federal
         Reserve System. "GAAP" shall mean generally accepted accounting principles accepted in the United States of America.

         "Governmental Entity" shall mean any court, federal, state, local or foreign government or any administrative agency or commission or other governmental authority or instrumentality whatsoever.

         "Hazardous Substances" shall have the meaning given such term in
         Section 3.23.4.

         "IRC" shall mean the Internal Revenue Code of 1986, as amended.

         "Knowledge" shall mean, with respect to any representation or warranty contained in this Agreement, the actual knowledge, after reasonable inquiry, of any director or executive officer of Legacy, USB or Bancshares.

         "Last Regulatory Approval" shall mean the final Requisite Regulatory Approval required, from any Governmental Entity under applicable federal laws of the United States and laws of any state having jurisdiction over the Merger, to permit the parties to consummate the Merger.

         "Legacy" shall mean Legacy Bank, N.A.

         "Legacy Collateralizing Real Estate" shall have the meaning given such term in Section 3.23.1.

         "Legacy Common Stock" shall mean the common stock, $5.00 par value, of Legacy.

         "Legacy Fairness Opinion" shall have the meaning given to such term in
         Section 7.3.3.

         "Legacy Filings" shall have the meaning set forth in Section 3.6.

         "Legacy Financial Statements" means the audited financial statements (balance sheets, statements of income, statements of cash flow and statements of changes in financial position) and notes thereto of Legacy and the related opinions thereon for the years ended December 31, 2003, 2004 and 2005 and the unaudited statements of financial condition and statements of operations and cash flow of Legacy for the nine months ended September 30, 2006.

         "Legacy Properties" shall have the meaning given such term in Section 3.23.1.

         "Legacy Schedules" shall have the meaning set forth in Section 5.7.

         "Legacy Stock Options" shall mean any options to purchase any shares of Legacy Common Stock or any other Equity Securities of Legacy granted on or prior to the Effective Time whether pursuant to the Legacy Stock Option Plan or otherwise.

         "Legacy Stock Option Plan" shall mean Legacy's written Stock Option Plan as described in Schedule 3.5.

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         "Legacy Superior Proposal" shall have the meaning set forth in Section
         6.2.5.

         "Legacy Warrants" shall mean any warrants to acquire shares of Legacy Common Stock outstanding on or prior to the Effective Time as described in Schedule 3.5.

         "Material Adverse Effect" shall mean a material adverse effect: (i) on the business, assets, results of operations, financial condition or prospects of a Person and its subsidiaries, if any, taken as a whole (unless specifically indicated otherwise); or (ii) on the ability of a Person that is a party to this Agreement to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement.

         "Merger" shall have the meaning set forth in Section 2.1.

         "Merger Agreement" shall have the meaning given to such term in Section 2.1.

         "Merger Consideration" shall be the amount equal to the quotient of (A) the sum of (i) the product of $13.00 multiplied by 1,672,373 plus (ii) the aggregate dollar amount of capital added to Legacy's shareholders' equity account upon the exercise of the Legacy Stock Options or Legacy Warrants, as applicable, minus (iii) the costs associated with the cancellation of Legacy's data processing/technology agreements as set forth on Schedule 3.18, divided by (B) the sum of (i) 1,672,373 plus
         (ii) the number of additional shares of Legacy Common Stock issued upon exercise of any Legacy Stock Option and/or Legacy Warrant, as applicable.

         "NBA" means the National Bank Act.

         "OCC" shall mean the Office of the Comptroller of the Currency.

         "OREO" shall have the meaning given such term in Section 3.13.

         "Perfected Dissenting Shares" shall mean Dissenting Shares as to which the record holder has made demand on USB in accordance with paragraph
         (b) of Section 214a of the NBA.

         "Persons" or "persons" shall mean an individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization, Governmental Entity or any other legal entity whatsoever.

         "Proxy Statement/Prospectus" shall have the meaning given to such term in Section 3.7.2.

         "Registration Statement" shall have the meaning given to such term in
         Section 3.7.2.

         "Regulatory Authority" shall mean any Governmental Entity, the approval of which is legally required for consummation of the Merger.

         "Requisite Regulatory Approvals" shall have the meaning set forth in
         Section 7.1.2.

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

         "Returns" shall mean all returns, declarations, reports, statements, and other documents required to be filed with respect to federal, state, local and foreign Taxes, and the term "Return" means any one of the foregoing Returns.

         "SEC" shall mean the Securities and Exchange Commission.

         "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

         "Subsidiary" shall mean, with respect to any corporation (the "parent"), any other corporation, association or other business entity of which more than 50% of the shares of the Voting Stock are owned or controlled, directly or indirectly, by the parent or by one or more Subsidiaries of the parent, or by the parent and one or more of its Subsidiaries.

         "Surviving Corporation" shall have the meaning given to such term in
         Section 2.1.

         "Taxes" shall mean all federal, state, local and foreign net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties, or other taxes, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto, and the term "Tax" means any one of the foregoing Taxes.

         "Tax Filings" shall mean any applications, reports, statements or other Returns related to any Persons taxes required to be filed with any local, state or federal Governmental Entity before the Merger may become effective.

         "Tender Offer" shall mean the commencement (as such term is defined in Rule 14d-2 under the Exchange Act) of a tender offer or the filing by any person of a registration statement under the Securities Act with respect to, a tender offer to purchase any shares of Legacy Common Stock such that, upon consummation of such offer, such person would own or control 15% or more of the then outstanding voting securities of Legacy.

         "Understanding" shall have the meaning set forth in Section 6.1.5.

         "Updated Schedules" shall mean the schedules provided by Legacy to Bancshares, and the schedules provided by Bancshares to Legacy, immediately prior to the Closing as set forth in Section 5.7.

         "USB" shall mean United Security Bank.

         "Voting Securities" or "Voting Stock" shall mean the stock or other securities or any other interest entitling the holders thereof to vote in the election of the directors, trustees or Persons performing similar functions of the Person in question, including, without limitation, nonvoting securities that are convertible or exchangeable into voting securities, but shall not include any stock or other interest so entitling the holders thereof to vote only upon the happening of a contingency (other than a conversion or exchange thereof into voting securities), whether or not such contingency has occurred.

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

                              ARTICLE 2. THE MERGER

         Section 2.1 The Merger. Subject to the terms and conditions of this
                     ----------
Agreement, as promptly as practicable following the receipt of the Last Regulatory Approval and the expiration of all applicable waiting periods, Legacy shall be merged with USB, with USB being the Surviving Corporation of the merger, all pursuant to the Agreement of Merger attached to this Agreement as
Exhibit 2.1 (the "Merger Agreement") and in accordance with the applicable provisions of the California Financial Code and the California Corporations Code (the "Merger"). The closing of the Merger (the "Closing") shall take place at a location and time and Business Day to be designated by Bancshares and reasonably concurred to by Legacy (the "Closing Date") which shall be as soon as practicable and not later than thirty (30) days after receipt of the Last Regulatory Approval, expiration of all applicable waiting periods and Legacy shareholder approval. The Merger shall be effective when the Merger Agreement (together with any other documents required by law to effectuate the Merger) shall have been filed with the Secretary of State of the State of California and the CDFI. When used in this Agreement, the term "Effective Time" shall mean the time of filing of the Merger Agreement with the Secretary of State and the CDFI, and "Surviving Corporation" shall mean USB.

         Section 2.2 Effect of Merger. By virtue of the Merger and at the
                     ----------------
Effective Time, all of the rights, privileges, powers and franchises and all property and assets of every kind and description of Legacy and USB shall be vested in and be held and enjoyed by the Surviving Corporation, without further act or deed, and all the estates and interests of every kind of Legacy and USB, including all debts due to either of them, shall be as effectively the property of the Surviving Corporation as they were of Legacy and USB immediately prior to the Effective Time, and the title to any real estate vested by deed or otherwise in either Legacy or USB shall not revert or be in any way impaired by reason of the Merger; and all rights of creditors and liens upon any property of Legacy and USB shall be preserved unimpaired and all debts, liabilities and duties of Legacy and USB shall be debts, liabilities and duties of the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it, and none of such debts, liabilities or duties shall be expanded, increased, broadened or enlarged by reason of the Merger.

         Section 2.3 Articles of Incorporation and Bylaws. The Articles of
                     ------------------------------------
Incorporation and Bylaws of USB in effect immediately prior to the Effective Time shall be the Articles of Incorporation and Bylaws of the Surviving Corporation until amended and the name of the Surviving Corporation shall be "United Security Bank."

         Section 2.4 USB Stock. The authorized and issued capital stock of USB
                     ---------
immediately prior to the Effective Time, on and after the Effective Time, pursuant to the Merger Agreement and without any further action on the part of USB shall remain unchanged and shall be held by Bancshares.

         Section 2.5 Conversion of Legacy Common Stock and Cancellation of
                     -----------------------------------------------------
Legacy Stock Options and Legacy Warrants.
-----------------------------------------

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                  2.5.1 Conversion of Legacy Common Stock.

                  At the Effective Time the conversion of each outstanding share of Legacy Common Stock shall proceed as follows:

                        (a)      Subject to the exceptions and limitations in
Section 2.5.1(b), each outstanding share of Legacy Common Stock shall, without any further action on the part of Legacy or the holders of any such shares, be converted into the right to receive shares of Bancshares Common Stock in accordance with the Exchange Ratio.

                        (b) Certain Exceptions and Limitations. (A) Legacy Perfected Dissenting Shares shall not be converted into the right to receive shares of Bancshares Common Stock, but shall, after the Effective Time, be entitled only to such rights as are granted them by Section 214a of the NBA (each dissenting shareholder who is entitled to payment for his shares of Legacy Common Stock shall receive such payment in an amount as determined pursuant to
Section 214a of the NBA), and (B) no fractional shares of Bancshares Common Stock shall be issued in the Merger and, in lieu thereof, each holder of Legacy Common Stock who would otherwise be entitled to receive a fractional share shall receive an amount in cash equal to the product (calculated to eight places) obtained by multiplying such fractional share interest by the Average Closing Price.

                        (c) The holders of certificates formerly representing shares of Legacy Common Stock shall cease to have any rights as shareholders of Legacy, except such rights, if any, as they may have pursuant to national banking laws. Except as provided above, until certificates representing shares of Legacy Common Stock are surrendered for exchange, the certificates of each holder shall, after the Effective Time, represent for all purposes only the right to receive shares of Bancshares Common Stock in accordance with the Exchange Ratio.

                  2.5.2 Reservation of Shares. Prior to the Effective Time, the Board of Directors of Bancshares shall reserve for issuance a sufficient number of shares of Bancshares Common Stock for the purpose of issuing its shares to the shareholders of Legacy in accordance herewith.

                  2.5.3 Exchange of Legacy Common Stock.

                        (a) As soon as reasonably practicable after the Effective Time, holders of record of certificates formerly representing shares of Legacy Common Stock ("Certificates") shall be instructed to tender such Certificates to the Exchange Agent pursuant to a letter of transmittal that Bancshares shall deliver or cause to be delivered to such holders. Such letter of transmittal shall specify that risk of loss and title to Certificates shall pass only upon acceptance of such Certificates by Bancshares or the Exchange Agent.

                        (b) After the Effective Time, each holder of a Certificate that surrenders such Certificate to Bancshares or the Exchange Agent will, upon acceptance thereof by Bancshares or the Exchange Agent, be entitled to receive shares of Bancshares Common Stock in accordance with Section 2.5.1 hereof.

                        (c) Bancshares or the Exchange Agent shall accept Certificates upon compliance with such reasonable terms and conditions as Bancshares or the Exchange Agent may impose to effect an orderly exchange thereof in accordance with customary exchange practices. Certificates shall be appropriately endorsed or accompanied by such instruments of transfer as Bancshares or the Exchange Agent may reasonably require.

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                        (d)      Each outstanding Certificate, other than those
representing Perfected Dissenting Shares, shall until duly surrendered to Bancshares or the Exchange Agent be deemed to evidence the right to receive shares of Bancshares Common Stock in accordance with Section 2.5.1 hereof.

                        (e) After the Effective Time, holders of Certificates shall cease to have rights with respect to the Legacy Common Stock previously represented by such Certificates, and their sole rights (other than the holders of Certificates representing Perfected Dissenting Shares) shall be to exchange such Certificates for shares of Bancshares Common Stock in accordance with Section 2.5.1 hereof. At the Effective Time, Legacy shall deliver a certified copy of a list of its shareholders to Bancshares or the Exchange Agent. After the Effective Time, there shall be no further transfer of Certificates on the records of Legacy, and if such Certificates are presented to Legacy for transfer, they shall be canceled against delivery of the shares of Bancshares Common Stock in accordance with Section 2.5.1 hereof. Bancshares shall not be obligated to deliver any shares of Bancshares Common Stock to any holder of Legacy Common Stock until such holder surrenders the Certificates as provided herein. No dividends declared will be remitted, nor any voting rights granted, to any person entitled to receive Bancshares Common Stock under this Agreement until such person surrenders the Certificate representing the right to receive such Bancshares Common Stock, at which time such dividends on whole shares of Bancshares Common Stock with a record date on or after the Effective Time shall be remitted to such person, without interest and less any taxes that may have been imposed thereon, and voting rights will be restored. Certificates surrendered for exchange by any person constituting an "affiliate" of Legacy for purposes of Rule 145 under the Securities Act shall not be exchanged for certificates representing Bancshares Common Stock until Bancshares has received a written agreement from such person as specified in Section 5.3. Neither the Exchange Agent nor any party to this Agreement nor any affiliate thereof shall be liable to any holder of Legacy Common Stock represented by any Certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Bancshares and the Exchange Agent shall be entitled to rely upon the stock transfer books of Legacy to establish the identity of those persons entitled to receive consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, Bancshares or the Exchange Agent shall be entitled to deposit any consideration in respect thereof in escrow with an independent third party or with a court of competent jurisdiction and thereafter be relieved with respect to any claims thereto.

                        (f) If any shares of Bancshares Common Stock are to be issued to a person other than a person in whose name a surrendered Certificate is registered, it shall be a condition of issuance that the surrendered Certificate shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such issuance shall pay to Bancshares or the Exchange Agent any required transfer or other taxes or establish to the satisfaction of Bancshares or the Exchange Agent that such tax has been paid or is not applicable.

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                        (g)      In the event any Certificate shall have been
lost, stolen or destroyed, the owner of such lost, stolen or destroyed Certificate shall deliver to Bancshares or the Exchange Agent an affidavit stating such fact, in form satisfactory to Bancshares, and, at Bancshares' discretion, a bond in such reasonable sum as Bancshares or the Exchange Agent may direct as indemnity against any claim that may be made against Bancshares or Legacy or its successor or any other party with respect to the Certificate alleged to have been lost, stolen or destroyed. Upon such delivery, the owner shall have the right to receive the shares of Bancshares Common Stock in accordance with Section 2.5.1 hereof with respect to the shares represented by the lost, stolen or destroyed Certificate.

                  2.5.4 Cancellation of Legacy Stock Options and Warrants. Immediately prior to the Effective Time, each outstanding Legacy Stock Option and each outstanding Legacy Warrant will be cancelled and each optionee and warrantholder, as applicable, will receive payment by Legacy in an amount equal to (i) the difference between the Merger Consideration and the underlying exercise price of the Legacy Stock Option, or Legacy Warrant, as applicable, multiplied by (ii) the number of shares underlying the Legacy Stock Option, or Legacy Warrant, as applicable.

         2.6 Dissenters' Rights. Shares of Legacy Common Stock, the holders of
             ------------------
which have lawfully dissented from the Merger in accordance with Section 214a of the NBA and have timely filed with USB a written demand for purchase of his or her shares and have surrendered his or her stock certificates pursuant to paragraph (b) of Section 214a of the NBA, are herein called "Dissenting Shares." Dissenting Shares, the holders of which have not effectively withdrawn or lost their dissenters' rights under paragraph (b) of Section 214a of the NBA ("Perfected Dissenting Shares"), shall not be converted pursuant to Section 2.5 but the holders thereof shall be entitled only to such rights as are granted by paragraph (b) of Section 214a of the NBA. Each holder of Perfected Dissenting Shares who is entitled to payment for his or her Legacy Common Stock pursuant to the provisions of paragraph (b) of Section 214a of the NBA shall receive payment therefore from USB (but only after the amount thereof shall have been agreed upon or finally determined pursuant to such provisions).

         Section 2.7 Board of Directors of Bancshares and USB following the
                     ------------------------------------------------------
Effective Time. At the Effective Time, one director of Legacy shall be appointed
--------------
as a director of Bancshares and USB. The Legacy director will be selected by the then existing Board of Directors of Bancshares from a list of three candidates determined by Legacy. All other directors of Bancshares shall remain as members of the Board of Directors, each to serve until the next annual meeting of shareholder of Bancshares and until such successors are elected and qualified, and all other directors of USB shall remain as members of the Board of Directors of the Surviving Corporation, each to serve until the next annual meeting of shareholder of USB and until such successors are elected and qualified.

         Section 2.8 Executive Officers of Bancshares and USB following the
                     ------------------------------------------------------
Effective Time. At the Effective Time, the then existing executive officers of
--------------
Bancshares shall remain the executive officers of Bancshares. At the Effective Time, the then existing executive officers of USB shall remain the executive officers of USB.

         Section 2.9 Change of Structure. Bancshares and Legacy agree that
                     -------------------
Bancshares may change the structure of the Merger so long as the consideration received by Legacy shareholders under Section 2.5 hereof is not modified and the Closing of the Merger is not materially delayed.

               ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF LEGACY

Legacy represents and warrants to Bancshares as follows:

         Section 3.1 Organization; Corporate Power; Etc. Legacy is a national
                     ----------------------------------
banking association duly organized, validly existing and in good standing under the laws of the United States and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business substantially as it is being conducted on the date of this Agreement. Legacy has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business substantially as it is being conducted on the date of this Agreement. Legacy has all requisite corporate power and authority to enter into this Agreement and, subject to obtaining all Requisite Regulatory Approvals, Legacy will have the requisite corporate power and authority to perform its respective obligations hereunder with respect to the consummation of the transactions contemplated hereby. Legacy deposits are insured by the FDIC in the manner and to the full extent provided by law.

         Section 3.2 Licenses and Permits. Except as disclosed on Schedule 3.2,
                     --------------------
Legacy has all material licenses, certificates, franchises, rights and permits that are necessary for the conduct of its business, and such licenses are in full force and effect, except for any failure to be in full force and effect that would not, individually or in the aggregate, have a Material Adverse Effect on Legacy or on the ability of Legacy to consummate the transactions contemplated by this Agreement. The properties, assets, operations and businesses of Legacy are and have been maintained and conducted, in all material respects, in compliance with all applicable licenses, certificates, franchises, rights and permits.

         Section 3.3 Subsidiaries. Other than as set forth on Schedule 3.3,
                     ------------
there is no corporation, partnership, joint venture or other entity in which Legacy owns, directly or indirectly (except as pledgee pursuant to loans or stock or other interest held as the result of or in lieu of foreclosure pursuant to pledge or other security arrangement) any equity or other voting interest or position.

         Section 3.4  Authorization of Agreement; No Conflicts.
                      ----------------------------------------

                  3.4.1 The execution and delivery of this Agreement and the Merger Agreement by Legacy, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of Legacy, subject only to the approval of this Agreement, the Merger Agreement and the Merger by Legacy's shareholders. This Agreement has been duly executed and delivered by Legacy and constitutes a legal, valid and binding obligation of Legacy, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, liquidation, receivership, conservatorship, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles and by Section 8(b)(6)(D) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1818(b)(6)(D). The Merger Agreement, upon the receipt of all Requisite Regulatory Approvals and the due execution and filing of such Merger Agreement in accordance with the applicable provisions of the California Corporations Code and the California Financial Code, will constitute a legal, valid and binding obligation of Legacy, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, liquidation, receivership, conservatorship, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles and by Section 8(b)(6)(D) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1818(b)(6)(D).

                  3.4.2 Except as disclosed on Schedule 3.4, the execution and delivery of this Agreement and the Merger Agreement, and the consummation of the transactions contemplated hereby and thereby, do not and will not conflict with, or result in any violation of or default or loss of a material benefit under, any provision of the Articles of Association or Bylaws of Legacy, any material mortgage, indenture, lease, agreement or other material instrument or any permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Legacy or any of its assets or properties, other than any such conflict, violation, default or loss which (i) will not have a Material Adverse Effect on Legacy, or on Bancshares following consummation of the Merger; or (ii) will be cured or waived prior to the Effective Time.

                  3.4.3 No consent, waiver, approval, order, permit or other authorization of, or registration, declaration or filing with any Governmental Entity is required with respect to Legacy in connection with the execution and delivery of this Agreement or the consummation of the transaction contemplated hereby, except for (a) the applicable requirements, if any, of the Securities Act, the Exchange Act, the NBA and State securities laws, the filing of the Merger Agreement with the Secretary of the State of California and the CDFI, and
(c) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings which, if not obtained or made, would not, individually or in the aggregate, have an effect on the legality, validity or enforceability of this Agreement.

         Section 3.5 Capital Structure. The authorized capital stock of Legacy
                     -----------------
consists of 10,000,000 shares of Legacy Common Stock, $5.00 par value per share. On the date of this Agreement, 1,672,373 shares of Legacy Common Stock were outstanding, 211,556 shares of Legacy Common Stock were reserved for issuance pursuant to outstanding Legacy Stock Options under the Legacy Stock Option Plan, and 450,000 shares of Legacy Common Stock were reserved for issuance pursuant to outstanding Legacy Warrants. All outstanding shares of Legacy Common Stock are validly issued, fully paid and nonassessable (except as set forth in 12 U.S.C.
55), and do not possess any preemptive rights and were not issued in violation of any preemptive rights or any similar rights of any Person, and have been issued in compliance with applicable federal, state and foreign securities laws. Except for the Legacy Stock Options and Legacy Warrants described on Schedule
3.5 to this Agreement, Legacy does not have outstanding any options, warrants, calls, rights, commitments, securities or agreements of any character to which Legacy is a party or by which it is bound obligating Legacy to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Legacy or obligating Legacy to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. Schedule 3.5 to this Agreement contains a description of the Legacy Stock Option Plan and list of all Legacy Stock Options outstanding, indicating for each: (a) the grant date; (b) whether vested or unvested; (c) exercise price; and (d) a vesting schedule by optionee. In addition, Schedule 3.5 also contains a description of each Legacy Warrant outstanding.

         Section 3.6 Legacy Filings. Except as disclosed on Schedule 3.6, since
                     --------------
January 1, 2003, Legacy has filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed with (a) the OCC; or (b) any other applicable federal, state or local governmental or regulatory authority. All such reports, registrations and filings, and all reports sent to Legacy's shareholders during the three-year period ended December 31, 2005 and the nine months ended September 30, 2006 (whether or not filed with any Regulatory Authority), are collectively referred to as the "Legacy Filings". Except to the extent prohibited by law, copies of the Legacy Filings have been made available to Bancshares. As of their respective filing or mailing dates, each of the past Legacy Filings (a) was true and complete in all material respects (or was amended so as to be so promptly following discovery of any discrepancy); and (b) complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the governmental or regulatory authority with which it was filed (or was amended so as to be so promptly following discovery of any such noncompliance) and none contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Section 3.7  Accuracy of Information Supplied.
                      --------------------------------

                  3.7.1 No representation or warranty of Legacy contained herein or any statement, schedule, exhibit or certificate given or to be given by or on behalf of Legacy to Bancshares in connection herewith and none of the information supplied or to be supplied by Legacy to Bancshares hereunder contains or will contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                  3.7.2 None of the information supplied or to be supplied by Legacy or relating to Legacy and approved by Legacy which is included or incorporated by reference in (i) the Registration Statement on Form S-4 to be filed with the SEC by Bancshares in connection with the issuance of shares of Bancshares Common Stock in the Merger (including the Proxy Statement of Legacy and the Prospectus of Bancshares ("Proxy Statement/Prospectus") constituting a part thereof, the "Registration Statement") will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) the Proxy Statement/Prospectus and any amendment or supplement thereto will, at all times from the date of mailing to shareholders of Legacy through the date of the meeting of shareholders of Legacy to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (iii) the applications and forms to be filed with securities or "blue sky" authorities, self regulatory authorities, or any Governmental Entity in connection with the Merger, the issuance of any shares of Bancshares Common Stock in connection with the Merger, or any Requisite Regulatory Approvals will, at the time filed or at the time they become effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement/Prospectus (except for such portions thereof that relate only to Bancshares and its Subsidiaries) will comply in all material respects with the provisions of the Exchange Act and the rules and regulations there under.

                  3.7.3 Legacy has delivered or will deliver to Bancshares copies of the Legacy Financial Statements, and Legacy will hereafter until the Closing Date deliver to Bancshares copies of additional financial statements of Legacy as provided in Sections 5.1.1(iii) and 6.1.11(iii). The Legacy Financial Statements have been prepared (and all of said additional financial statements will be prepared) in accordance with GAAP, or applicable regulatory accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) consistently followed throughout the periods covered by such statements, and present (and, when prepared, will present) fairly the financial position of Legacy as of the respective dates indicated and the results of operations, cash flows and changes in shareholders' equity at the respective dates and for the respective periods covered by such financial statements (subject, in the case of the unaudited statements, to recurring adjustments normal in nature and amount). In addition, Legacy has delivered or made available to Bancshares copies of all management or other letters delivered to Legacy by its independent accountants in connection with any of the Legacy Financial Statements or by such accountants or any consultant regarding the internal controls or internal compliance procedures and systems of Legacy issued at any time since January 1, 2003, and will make available for inspection by Bancshares or its representatives, at such times and places as Bancshares may reasonably request, reports and working papers produced or developed by such accountants or consultants.

         Section 3.8 Compliance with Applicable Laws. Except as disclosed on
                     -------------------------------
Schedule 3.8, to the Knowledge of Legacy, the business of Legacy is not being conducted in violation of any law, ordinance or regulation, except for violations which individually or in the aggregate would not have a Material Adverse Effect on Legacy. Except as set forth in Schedule 3.8, to the Knowledge of Legacy no investigation or review by any Governmental Entity with respect to Legacy, other than regular bank examinations, is pending or threatened, nor has any Governmental Entity indicated to Legacy an intention to conduct the same.

         Section 3.9 Litigation. Except as set forth in Schedule 3.9, to the
                     ----------
Knowledge of Legacy there is no suit, action or proceeding or investigation pending or threatened against or affecting Legacy which, if adversely determined, would have a Material Adverse Effect on Legacy; nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Legacy that has, or which, insofar as reasonably can be foreseen, in the future would have, any such Material Adverse Effect.
Schedule 3.9 contains a true, correct and complete list, including identification of the applicable insurance policy covering such litigation, if any, subject to reservation of rights, if any, the applicable deductible and the amount of any reserve therefore, of all pending litigation in which Legacy is a named party of which Legacy has Knowledge, and except as disclosed on Schedule 3.9, all of the litigation shown on such Schedule is adequately covered by insurance in force, except for applicable deductibles, or has been adequately reserved for in accordance with Legacy's prior business practices.

         Section 3.10 Agreements with Banking Authorities. Except as set forth
                      -----------------------------------
in Schedule 3.10, Legacy is not a party to any written agreement or memorandum of understanding with, or order or directive from, any Governmental Entity.

         Section 3.11 Insurance. Legacy has in full force and effect policies of
                      ---------
insurance with respect to their assets and businesses against such casualties and contingencies and in such amounts, types and forms as are customarily appropriate for their businesses, operations, properties and assets. Schedule
3.11 contains a list of all policies of insurance and bonds carried and owned by Legacy. Legacy is not in default under any such policy of insurance or bond such that it can be canceled and all material current claims outstanding there under have been filed in timely fashion. Legacy has filed claims with, or given notice of claim to, their insurers or bonding companies in timely fashion with respect to all material matters and occurrences for which they believe they have coverage.

         Section 3.12 Title to Assets other than Real Property. Except as
                      ----------------------------------------
disclosed on Schedule 3.12, Legacy has good and marketable title to or a valid leasehold interest in all properties and assets (other than real property which is the subject to Section 3.13), used in its business, free and clear of all mortgages, covenants, conditions, restrictions, easements, liens, security interests, charges, claims, assessments and encumbrances, except for: (a) rights of lessors, lessees or sub-lessees in such matters as are reflected in a written lease; (b) encumbrances as set forth in the Legacy Financial Statements; (c) current Taxes (including assessments collected with Taxes) not yet due which have been fully reserved for; (d) encumbrances, if any, that are not substantial in character, amount or extent and do not detract materially from the value, or interfere with present use, or the ability of Legacy or its Subsidiary to sell or otherwise dispose of the property subject thereto or affected thereby; and
(e) other matters as described in Schedule 3.12. To Legacy's Knowledge, all such properties and assets are, and require only routine maintenance to keep them, in good working condition, normal wear and tear excepted.

         Section 3.13 Real Property. Schedule 3.13 is an accurate list and
                      -------------
general description of all real property owned or leased by Legacy, including Other Real Estate Owned ("OREO"). Legacy has good and marketable title to the real properties that it owns, as described in such Schedule, free and clear of all mortgages, covenants, conditions, restrictions, easements, liens, security interests, charges, claims, assessments and encumbrances, except for (a) rights of lessors, lessees or sub-lessees in such matters as are reflected in a written lease; (b) current Taxes (including assessments collected with Taxes) not yet due and payable; (c) encumbrances, if any, that are not substantial in character, amount or extent and do not materially detract from the value, or interfere with present use, or the ability of Legacy to dispose, of Legacy's interest in the property subject thereto or affected thereby; and (d) other matters as described in Schedule 3.13. Legacy has valid leasehold interests in the leaseholds they respectively hold, free and clear of all mortgages, liens, security interest, charges, claims, assessments and encumbrances, except for (a) claims of lessors, co-lessees or sub-lessees in such matters as are reflected in a written lease; (b) title exceptions affecting the fee estate of the lessor under such leases; and (c) other matters as described in Schedule 3.13. To the best of Legacy's Knowledge, the activities of Legacy with respect to all real property owned or leased by them for use in connection with their operations are in all material respects permitted and authorized by applicable zoning laws, ordinances and regulations and all laws and regulations of any Governmental Entity. Except as set forth in Schedule 3.13, Legacy enjoys quiet possession under all material leases to which they are the lessees and all of such leases are valid and in full force and effect, except as the enforceability thereof may be limited by bankruptcy, liquidation, receivership, conservatorship, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. To Legacy's Knowledge, materially all buildings and improvements on real properties owned or leased by Legacy are in good condition and repair, and do not require more than normal and routine maintenance, to keep them in such condition, normal wear and tear excepted.

         Section 3.14  Taxes.
                       -----

                  3.14.1 Filing of Returns. Except as set forth on Schedule 3.14.1, Legacy has duly prepared and filed or caused to be duly prepared and filed all federal, state, and local Returns (for Tax or informational purposes) which were required to be filed by or in respect of Legacy or any of their properties, income and/or operations on or prior to the Closing Date. As of the time they were filed, the foregoing Returns accurately reflected the material facts regarding the income, business, asset, operations, activities, status, and any other information required to be shown thereon. Except as set forth on
Schedule 3.14.1, no extension of time within which Legacy may file any Return is currently in force.

                  3.14.2 Payment of Taxes. Except as disclosed on Schedule
3.14.2 with respect to all amounts in respect of Taxes imposed on Legacy or for which Legacy is or could be liable, whether to taxing authorities (as, for example, under law) or to other Persons (as, for example, under Tax allocation agreements), with respect to all taxable periods or portions of periods ending on or before the Closing Date, all applicable tax laws and agreements have been or will be fully complied with in all material respects, and all such amounts required to be paid by or on behalf of Legacy to taxing authorities or others on or before the date hereof have been paid.

                  3.14.3 Audit History. Except as disclosed on Schedule 3.14.3, there is no review or audit by any taxing authority of any Tax liability of Legacy currently in progress of which Legacy has Knowledge. Except as disclosed on Schedule 3.14.3, Legacy has not received any written notices within the three years preceding the Closing Date of any pending or threatened audit, by the Internal Revenue Service or any state, local or foreign agency, for any Returns or Tax liability of Legacy for any period. Legacy currently has no unpaid deficiencies assessed by the Internal Revenue Service or any state, local or foreign taxing authority arising out of any examination of any of the Returns of Legacy or any Subsidiaries filed for fiscal years ended on or after December 31, 1999 through the Closing Date, nor to the Knowledge of Legacy is there reason to believe that any material deficiency will be assessed.

                  3.14.4 Statute of Limitations. Except as disclosed on Schedule 3.14.4, no agreements are in force or are currently being negotiated by or on behalf of Legacy for any waiver or for the extension of any statute of limitations governing the time of assessments or collection of any Tax. No closing agreements or compromises exist concerning Taxes of Legacy.

                  3.14.5 Withholding Obligations. Except as set forth on
Schedule 3.14.5, Legacy has withheld from each payment made to any of their respective officers, directors and employees, the amount of all applicable Taxes, including, but not limited to, income tax, social security contributions, unemployment contributions, backup withholding and other deductions required to be withheld there from by any Tax law and have paid the same to the proper taxing authorities within the time required under any applicable Tax law.

                  3.14.6 Tax Liens. There are no Tax liens, whether imposed by any federal, state, local or foreign taxing authority, outstanding against any assets owned by Legacy except for liens for Taxes that are not yet due and payable.

                  3.14.7 Tax Reserves. Legacy has made full and adequate provision and reserve for all federal, state, local or foreign Taxes for the current period for which Tax and information returns are not yet required to be filed. The Legacy Financial Statements contain fair and sufficient accruals for the payment of all Taxes for the periods covered by the Legacy Financial Statements and all periods prior thereto.

                  3.14.8 IRC Section 382 Applicability. Legacy, including any party joining in any consolidated return to which Legacy is not a member, has not undergone an "ownership change" as defined in IRC Section 382(g) within the "testing period" (as defined in IRC Section 382) ending immediately before the Effective Time, and not taking into account any transactions contemplated by this Agreement.

                  3.14.9 Disclosure Information. Within 45 days of the date of this Agreement, Legacy will deliver to Bancshares a schedule setting forth the following information with respect to Legacy and as of the most recent practicable date (as well as on an estimated pro forma basis as of the Closing giving effect to the consummation of the transactions contemplated hereby): (a) Legacy's basis in its assets; (b) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to Legacy; and (c) the amount of any deferred gain or loss allocable to Legacy and arising out of any deferred intercompany transactions.

         Section 3.15 Performance of Obligations. Except as disclosed on
                      --------------------------
Schedule 3.15, Legacy has performed all material obligations required to be performed by it to date and Legacy is not in material default under or in breach of any term or provision of any covenant, contract, lease, indenture or any other agreement, written or oral, to which any is a party, is subject or is otherwise bound, and no event has occurred that, with the giving of notice or the passage of time or both, would constitute such a default or breach, where such default or breach or failure to perform would have a Material Adverse Effect on Legacy. To the Knowledge of Legacy, and except as disclosed on
Schedule 3.15 or in the portion of Schedule 3.16 that identifies 90-day past due or classified or nonaccrual loans, no party with whom Legacy has an agreement that is of material importance to the businesses of Legacy is in default there under.

         Section 3.16 Loans and Investments. Except as set forth on Schedule
                      ---------------------
3.16, all loans, leases and other extensions of credit, and guaranties, security agreements or other agreements supporting any loans or extensions of credit, and investments of Legacy are, and constitute, in all material respects, the legal, valid and binding obligations of the parties thereto and are enforceable against such parties in accordance with their terms, except as the enforceability thereof may be limited by applicable law and otherwise by bankruptcy, liquidation, receivership, conservatorship, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. Except as described on Schedule 3.16, as of September 30, 2006, no loans or investments held by Legacy are: (i) more than ninety (90) days past due with respect to any scheduled payment of principal or interest, other than loans on a nonaccrual status; (ii) classified as "loss," "doubtful," "substandard" or "specially mentioned" by Legacy or any banking regulators; or
(iii) on a nonaccrual status in accordance with Legacy's loan review procedures. Except as set forth on Schedule 3.16, none of such assets (other than loans) are subject to any restrictions, contractual, statutory or other, that would materially impair the ability of the entity holding such investment to dispose freely of any such assets at any time, except restrictions on the public distribution or transfer of any such investments under the Securities Act and the regulations there under or state securities laws and pledges or security interests given in connection with government deposits. All loans, leases or other extensions of credit outstanding, or commitments to make any loans, leases or other extensions of credit made by Legacy to any Affiliates of Legacy are disclosed on Schedule 3.16. For outstanding loans or extensions of credit where the original principal amounts are in excess of $100,000 and which by their terms are either secured by collateral or supported by a guaranty or similar obligation, the security interests have been duly perfected in all material respects and have the priority they purport to have in all material respects, other than by operation of law, and, in the case of each guaranty or similar obligation, each has been duly executed and delivered to Legacy and to Legacy's Knowledge, is still in full force and effect.

         Section 3.17 Brokers and Finders. Except as set forth on Schedule 3.17,
                      -------------------
Legacy is not a party to or obligated under any agreement with any broker or finder relating to the transactions contemplated hereby, and neither the execution of this Agreement, or the Merger Agreement, nor the consummation of the transactions provided for herein or therein, will result in any liability to any broker or finder. Legacy agrees to indemnify and hold harmless Bancshares and its affiliates, and to defend with counsel selected by Bancshares and reasonably satisfactory to Legacy, from and against any liability, cost or expense, including attorneys' fees, incurred in connection with a breach of this
Section 3.17.

         Section 3.18 Material Contracts. Schedule 3.18 to this Agreement
                      ------------------
contains a complete and accurate written list of all agreements, obligations or understandings exceeding $10,000, written and oral, to which Legacy is a party as of the date of this Agreement, except for loans and other extensions of credit made by Legacy in the ordinary course of its business and those items specifically disclosed in the Legacy Financial Statements.

         Section 3.19 Absence of Material Adverse Effect. Since September 30,
                      ----------------------------------
2006, the business of Legacy has been conducted only in the ordinary course, in the same manner as theretofore conducted, and no event or circumstance has occurred or is expected to occur which has had or which, with the passage of time or otherwise, could reasonably be expected to have a Material Adverse Effect on Legacy.

         Section 3.20 Undisclosed Liabilities. Except as disclosed on Schedule
                      -----------------------
3.20, to Legacy's Knowledge Legacy has no liabilities or obligations, either accrued, contingent or otherwise, that are material to Legacy and that have not been: (a) reflected or disclosed in the Legacy Financial Statements; or (b) incurred subsequent to September 30, 2006 in the ordinary course of business. Legacy has no Knowledge of any basis for the assertion against Legacy of any liability, obligation or claim (including without limitation that of any Governmental Entity) that will have or cause, or could reasonably be expected to have or cause, a Material Adverse Effect on Legacy that is not fully and fairly reflected and disclosed in the Legacy Financial Statements or on Schedule 3.20.

         Section 3.21 Employees; Employee Benefit Plans; ERISA.
                      ----------------------------------------

                  3.21.1 All material obligations of Legacy for payment to trusts or other funds or to any Governmental Entity or to any individual, director, officer, employee or agent (or his or her heirs, legatees or legal representatives) with respect to unemployment compensation benefits, profit-sharing, pension or retirement benefits or social security benefits, whether arising by operation of law, by contract or by past custom, have been properly accrued for the periods covered thereby on the Legacy Financial Statements and paid when due. To Legacy's Knowledge, and except as disclosed on
Schedule 3.21.1, all material obligations of Legacy, whether arising by operation of law, by contract or by past custom for vacation or holiday pay, bonuses and other forms of compensation which are payable to their respective directors, officers, employees or agents have been properly accrued on the Legacy Financial Statements for the periods covered thereby and paid when due. To Legacy's Knowledge, there are no unfair labor practice complaints, strikes, slowdowns, stoppages or other controversies pending or, to the

Knowledge of Legacy, attempts to unionize or controversies threatened between Legacy or any of its Affiliates and or relating to, any of their employees that are likely to have a Material Adverse Effect on Legacy, taken as a whole. Legacy is not a party to any collective bargaining agreement with respect to any of their employees and, except as set forth on Schedule 3.21.1, Legacy is not a party to a written employment contract with any of its employees and there are no understandings with respect to the employment of any officer or employee of Legacy which are not terminable by Legacy without liability on not more than thirty (30) days' notice. Except as disclosed in the Legacy Financial Statements for the periods covered thereby, all material sums due for employee compensation have been paid and all employer contributions for employee benefits, including deferred compensation obligations, and all material benefit obligations under any Employee Plan (as defined in Section 3.21.3 hereof) or any Benefit Arrangement (as defined in Section 3.21.4 hereof) have been duly and adequately paid or provided for in accordance with plan documents. Except as set forth on
Schedule 3.21.1, no director, officer or employee of Legacy is entitled to receive any payment of any amount under any existing agreement, severance plan or other benefit plan as a result of the consummation of any transaction contemplated by this Agreement or the Merger Agreement. To Legacy's Knowledge, Legacy has materially complied with all applicable federal and state statutes and regulations which govern workers' compensation, equal employment opportunity and equal pay, including, but not limited to, all civil rights laws, Presidential Executive Order 1124, the Fair Labor Standards Act of 1938, as amended, and the Americans with Disabilities Act.

                  3.21.2 Legacy has delivered as Schedule 3.21.2 a complete list of:

                         (a)     All current employees of Legacy together with
each employee's tenure with Legacy, title or job classification, and the current annual rate of compensation anticipated to be paid to each such employee; and

                         (b)     All Employee Plans and Benefit Arrangements,
including all plans or practices providing for current compensation or accruals for active employees, including, but not limited to, all employee benefit plans, all pension, profit-sharing, retirement, bonus, stock option, incentive, deferred compensation, severance, long-term disability, medical, dental, health, hospitalization, life insurance or other insurance plans or related benefits.

                  3.21.3 Except as disclosed on Schedule 3.21.3, Legacy does not maintain, administer or otherwise contribute to any "employee benefit plan," as defined in Section 3(3) of ERISA, which is subject to any provisions of ERISA and covers any employee, whether active or retired, of Legacy or any of its Subsidiaries (any such plan being herein referred to as an "Employee Plan"). True and complete copies of each such Employee Plan, including amendments thereto, have been previously delivered or made available to Bancshares, together with (i) all agreements regarding plan assets with respect to such Employee Plans, (ii) a true and complete copy of the annual reports for the most recent three years (Form 5500 Series including, if applicable, Schedules A and B thereto) prepared in connection with any such Employee Plan, (iii) a true and complete copy of the actuarial valuation reports for the most recent three years, if any, prepared in connection with any such Employee Plan covering any active employee of Legacy or its Subsidiaries, (iv) a copy of the most recent summary plan description of each such Employee Plan, together with any modifications thereto, and (v) a copy of the most recent favorable determination letter (if applicable) from the Internal Revenue Service for each Employee Plan. None of the Employee Plans is a "multiemployer plan" as defined in Section 3(37) of ERISA or a "multiple employer plan" as covered in Section 412(c) of the IRC, and Legacy has not been obligated to make a contribution to any such multiemployer or multiple employer plan within the past five years. None of the Employee Plans of Legacy is, or for the last five years has been, subject to Title IV of ERISA. Each Employee Plan that is intended to be qualified under
Section 401(a) of the IRC is so qualified and each trust maintained pursuant thereto is exempt from income tax under Section 501(a) of the IRC, and Legacy is not aware of any fact which has occurred that would cause the loss of such qualification or exemption.

                  3.21.4 Except as disclosed in Schedule 3.21.4, Legacy does not maintain (other than base salary and base wages) any form of current or deferred compensation, bonus, stock option, stock appreciation right, severance pay, salary continuation, retirement or incentive plan or arrangement for the benefit of any director, officer or employee, whether active or retired, of Legacy or for any class or classes of such directors, officers or employees. Except as disclosed in Schedule 3.21.4, Legacy does not maintain any group or individual health insurance, welfare or similar plan or arrangement for the benefit of any director, officer or employee of Legacy, whether active or retired, or for any class or classes of such directors, officers or employees. Any such plan or arrangement described in this Section 3.21.4, copies of which have been delivered or made available to Bancshares, shall be herein referred to as a "Benefit Arrangement."

                  3.21.5 To Legacy's Knowledge, all Employee Plans and Benefit Arrangements are operated in material compliance with the requirements prescribed by any and all statutes, governmental or court orders, or governmental rules or regulations currently in effect, including but not limited to ERISA and the IRC, applicable to such plans or arrangements, and plan documents relating to any such plans or arrangement, materially comply with or will be amended to materially comply with applicable legal requirements. Neither Legacy, nor any Employee Plan nor any trusts created there under, nor any trustee, administrator nor any other fiduciary thereof has engaged in a "prohibited transaction," as defined in Section 406 of ERISA and Section 4975 of the IRC, that could subject Legacy or Bancshares to liability under Section 409 or 502(i) of ERISA or Section 4975 of the IRC or that would adversely affect the qualified status of such plans; each "plan official" within the meaning of
Section 412 of ERISA of each Employee Plan is bonded to the extent required by such Section 412; with respect to each Employee Plan, to Legacy's Knowledge, no employee of Legacy, nor any fiduciary of any Employee Plan, has engaged in any breach of fiduciary duty as defined in Part 4 of Subtitle B of Title I of ERISA which could subject Legacy or any of its Subsidiaries to liability if Legacy or any such Subsidiary is obligated to indemnify such Person against liability. Except as disclosed in Schedule 3.21.5, Legacy has not failed to make any material contribution or pay any amount due and owing as required by law or the terms of any Employee Plan or Benefit Arrangement.

                  3.21.6 Except as set forth on Schedule 3.21.6, no Employee Plan or Benefit Arrangement has any material liability of any nature, accrued or contingent, including, without limitation, liabilities for federal, state, local or foreign taxes, interest or penalty other than liability for claims arising in the course of the administration of each such Employee Plan. Except as set forth on Schedule 3.21.6, to Legacy's Knowledge there is no pending or threatened legal action, proceeding or investigation against any Employee Plan that could result in material liability to such Employee Plan, other than routine claims for benefits, and there is no basis for any such legal action, proceeding or investigation.

                  3.21.7 To Legacy's Knowledge, each Benefit Arrangement which is a group health plan (within the meaning of such term under IRC Section 4980B(g)(2)) materially complies and has materially complied with the requirements of Section 601 through 608 of ERISA or Section 4980B of the IRC governing continuation coverage requirements for employee-provided group health plans.

                  3.21.8 Except as disclosed in Schedule 3.21.8, Legacy does not maintain any Employee Plan or Benefit Arrangement pursuant to which any benefit or other payment will be required to be made by Legacy or Affiliates or pursuant to which any other benefit will accrue or vest in any director, officer or employee of Legacy or Affiliate thereof, in either case as a result of the consummation of the transactions contemplated by this Agreement or the Merger Agreement.

         Section 3.22 Powers of Attorney. No power of attorney or similar
                      ------------------
authorization given by Legacy thereof is presently in effect or outstanding other than powers of attorney given in the ordinary course of business with respect to routine matters.

         Section 3.23  Hazardous Materials. Except as set forth on
                       -------------------
Schedule 3.23:

                  3.23.1 Except for ordinary and necessary quantities of cleaning, pest control and office supplies, and other small quantities of Hazardous Substances that are used in the ordinary course of the respective businesses of Legacy and in compliance with applicable Environmental Laws, or ordinary rubbish, debris and nonhazardous solid waste stored in garbage cans or bins for regular disposal off-site, or petroleum contained in and de minimus quantities discharged from motor vehicles in their ordinary operation on any of the Legacy Properties (as defined below), Legacy has not engaged in the generation, use, manufacture, treatment, transportation, storage (in tanks or otherwise), or the disposal, of Hazardous Substances other than as permitted by and only in compliance with applicable law. To Legacy's Knowledge, no material amount of Hazardous Substances has been released, emitted or disposed of, or otherwise deposited, on, in or from any real property which is now or has been previously owned since January 1, 2003, or which is currently or during the past three years was leased, by Legacy, including OREO (collectively, the "Legacy Properties"), or to Legacy's Knowledge, on or in any real property in which Legacy now holds any security interest, mortgage or other lien or interest ("Legacy Collateralizing Real Estate"), except for (i) matters disclosed on
Schedule 3.23; and (ii) ordinary and necessary quantities of cleaning, pest control and office supplies used and stored in compliance with applicable Environmental Laws, or ordinary rubbish, debris and nonhazardous solid waste stored in garbage cans or bins for regular disposal off-site, or petroleum contained in, and de minimus quantities discharged from, motor vehicles in their ordinary operation on such Legacy Properties. To Legacy's Knowledge, no activity has been undertaken on any of the Legacy Properties since January l, 2003, and to the Knowledge of Legacy no activities have been or are being undertaken on any of the Legacy Collateralizing Real Estate, that would cause or contribute to:

                         (a)     any of the Legacy Properties or Legacy
Collateralizing Real Estate becoming a treatment, storage or disposal facility within the meaning of RCRA or any similar state law or local ordinance;

                         (b)     a release or threatened release of any
Hazardous Substances under circumstances which would violate any Environmental Laws; or

                         (c)     the discharge of Hazardous Substances into any
soil, subsurface water or ground water or into the air, or the dredging or filling of any waters, that would require a permit or any other approval under the Federal Water Pollution Control Act, 33 U.S.C. Section1251 et seq., the Clean Air Act, as amended, 42 U.S.C. Section7401 et seq., or any similar federal or state law or local ordinance; the cumulative effect of which would have a material adverse effect on the Legacy Property or Legacy Collateralizing Real Estate involved.

                  3.23.2 Except as disclosed on Schedule 3.23, to the Knowledge of Legacy, there are not, and never have been, any underground storage tanks located in or under any of the Legacy Properties or the Legacy Collateralizing Real Estate.

                  3.23.3 Legacy has not received any written notice of, and to the Knowledge of Legacy has not received any verbal notice of, any pending or threatened claims, investigations, administrative proceedings, litigation, regulatory hearings or requests or demands for remedial or responsive actions or for compensation, with respect to any of the Legacy Properties or Legacy Collateralizing Real Estate, alleging noncompliance with or violation of any Environmental Law or seeking relief under any Environmental Law and none of the Legacy Properties or Legacy Collateralizing Real Estate is listed on the United States Environmental Protection Agency's National Priorities List of Hazardous Waste Sites, or, to the Knowledge of Legacy, any other list, schedule, log, inventory or record of hazardous waste sites maintained by any federal, state or local agency.

                  3.23.4 "Hazardous Substances" shall mean any hazardous, toxic or infectious substance, material, gas or waste which is regulated by any local, state or federal Governmental Entity, or any of their agencies.

         Section 3.24 Parachute Payments. The consummation of the Merger will
                      ------------------
not entitle any director, officer or employee of Legacy to any payment that would constitute a parachute payment under IRC 280G.

         Section 3.25 Risk Management Instruments. Neither Legacy nor any
                      ---------------------------
Subsidiary of Legacy is a party or has agreed to enter into an exchange traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is not included on the balance sheet and is a derivatives contract (including various combinations thereof) (each, a "Derivatives Contract") or owns securities that
(i) are referred to generally as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives" or (ii) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes, except for those Derivatives Contracts and other instruments legally purchased or entered into in the ordinary course of business consistent with safe and sound banking practices and regulatory guidance and listed on Schedule 3.25.

         Section 3.26 Liability Under Regulation C, Truth in Lending Law and
                      ------------------------------------------------------
HMDA. To Legacy's Knowledge, and except as disclosed in Schedule 3.26, Legacy
----
has no liabilities or obligations either accrued, contingent or otherwise, that have a Material Adverse Effect on Legacy with respect to Regulation C, Truth in Lending Law and HMDA disclosures.

         Section 3.27 Bank Secrecy Act. Legacy has not been advised of any
                      ----------------
supervisory concerns regarding its compliance with the Bank Secrecy Act (31 U.S.C. Section5322, et seq.) or related state or federal anti-money laundering laws, regulations and guidelines, including without limitation those provisions of federal regulations requiring (a) the filing of reports, such as Currency Transaction Reports and Suspicious Activity Reports, (b) the maintenance of records and (c) the exercise of due diligence in identifying customers.

         Section 3.28 Community Reinvestment Act. Legacy received a rating of
                      --------------------------
"satisfactory" or better in its most recent examination or interim review with respect to the Community Reinvestment Act. Legacy has not been advised of any concerns regarding compliance with the Community Reinvestment Act by any Governmental Entity or by any other Person.

         Section 3.29 Accounting Records. Legacy maintains accounting records
                      ------------------
which fairly and validly reflect, in all material respects, its transactions and accounting controls sufficient to provide reasonable assurances that such transactions are (i) executed in accordance with its management's general or specific authorization, and (ii) recorded as necessary to permit the preparation of financial statements in conformity with GAAP. Such records, to the extent they contain material information pertaining to Legacy which is not easily and readily available elsewhere, have been duplicated, and such duplicates are stored safely and securely. Legacy has established and maintains a system of internal accounting controls sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP, including policies and procedures that (i) require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of Legacy,
(ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of Legacy are being made only in accordance with appropriate authorizations of management and the board of directors of Legacy, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of Legacy that could have a material effect on Legacy's financial statements. Legacy has no Knowledge of, and Legacy's independent auditors have not identified to Legacy,
(i) any significant deficiency or material weakness in the system of internal accounting controls used by Legacy which are reasonably likely to adversely affect Legacy's ability to record, process, summarize and report financial information, (ii) any fraud, whether or not material, that involves Legacy's management or other current or former employees, consultants or directors of Legacy who have a role in the preparation of financial statements or the internal accounting controls utilized by Legacy, or (iii) any claim or allegation regarding any of the foregoing.

         Section 3.30 Corporate Records. The minute books of Legacy accurately
                      -----------------
reflect all material actions taken by the respective shareholders, board of directors and committees of Legacy.

         Section 3.31 Accounting and Tax Matters. Legacy has not through the
                      --------------------------
date hereof taken or agreed to take any action that would prevent Legacy from qualifying the Merger as a reorganization within the meaning of Section 368 of the IRC.

         Section 3.32 Foreign Corrupt Practices Act. Legacy (including any of
                      -----------------------------
its officers, directors and, to the Knowledge of Legacy, its representatives) has not taken any action which would cause it to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any rules or regulations thereunder.

             ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF BANCSHARES

         Bancshares and USB, jointly and severally, represent and warrant to Legacy that:

         Section 4.1 Organization; Corporate Power; Etc. Each of Bancshares and
                     ----------------------------------
USB is a California corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business substantially as it is being conducted on the date of this Agreement. Bancshares is a bank holding company registered under the BHCA. Each of Bancshares' Subsidiaries has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business substantially as it is being conducted on the date of this Agreement, except where the failure to have such power or authority would not have a Material Adverse Effect on Bancshares taken as a whole or the ability of Bancshares to consummate the transactions contemplated by this Agreement. Bancshares has all requisite corporate power and authority to enter into this Agreement and, subject to obtaining all Requisite Regulatory Approvals, Bancshares will have the requisite corporate power and authority to perform its respective obligations hereunder with respect to the consummation of the transactions contemplated hereby. Bancshares is the sole shareholder of USB. USB is a state chartered banking corporation licensed to conduct banking business in California. USB is a member of the Federal Reserve System. USB's deposits are insured by the FDIC in the manner and to the full extent provided by law.

         Section 4.2 Licenses and Permits. Except as disclosed on Schedule 4.2,
                     --------------------
Bancshares and USB have all material licenses, certificates, franchises, rights and permits that are necessary for the conduct of their respective businesses, and such licenses are in full force and effect, except for any failure to be in full force and effect that would not, individually or in the aggregate, have a Material Adverse Effect on Bancshares taken as a whole, or on the ability of Bancshares to consummate the transactions contemplated by this Agreement.

         Section 4.3  Authorization of Agreement; No Conflicts.
                      ----------------------------------------

                  4.3.1 The execution and delivery of this Agreement and the Merger Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Bancshares and USB. No approval from the shareholders of Bancshares of this Agreement, the Merger Agreement, or the transactions contemplated in those agreements is required. This Agreement has been duly executed and delivered by Bancshares and USB, and constitutes a legal, valid and binding obligation of Bancshares and USB, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, liquidation, receivership, conservatorship, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. The Merger Agreement, upon the receipt of all Requisite Regulatory Approvals and the due execution and filing of such Merger Agreement in accordance with the applicable provisions of the California Corporations Code and the California Financial Code, will constitute a legal, valid and binding obligation of Bancshares and USB, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, liquidation, receivership, conservatorship, insolvency, moratorium or other similar laws affecting the rights of creditors generally or by general equitable principles.

                  4.3.2 Except as discussed on Schedule 4.3, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby does not and will not result in any violation of or default or loss of a material benefit under, any provision of the Articles of Incorporation or Bylaws of Bancshares and USB, or any material mortgage, indenture, lease, agreement or other material instrument, or any permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Bancshares or any of its assets or properties or any of its Subsidiaries, other than any such conflict, violation, default or loss which (i) will not have a Material Adverse Effect on Bancshares taken as a whole; or (ii) will be cured or waived prior to the Effective Time.

         Section 4.4 Capital Structure of Bancshares. The authorized capital
                     -------------------------------
stock of Bancshares consists of 20,000,000 shares of Bancshares Common Stock, no par value per share. On September 30, 2006, 11,309,698 shares of Bancshares Common Stock were outstanding and 299,500 shares of Bancshares Common Stock have been granted and are unexercised pursuant to employee stock option and other employee stock plans (the "Bancshares Stock Plans"). All outstanding shares of Bancshares Common Stock are validly issued, fully paid and nonassessable and do not possess any preemptive rights and were not issued in violation of any preemptive rights or any similar rights of any Person. The issuance of the shares of Bancshares Common Stock proposed to be issued pursuant to this Agreement at the Effective Time will have been duly authorized by all requisite corporate action of Bancshares, and such shares, when issued as contemplated by this Agreement, will constitute duly authorized, validly issued, fully paid and nonassessable shares of Bancshares Common Stock, and will not have been issued in violation of any preemptive or similar rights of any Person. As of the date of this Agreement, and except for this Agreement and the Bancshares Stock Plans, Bancshares does not have outstanding any options, warrants, calls, rights, commitments, securities or agreements of any character to which Bancshares is a party or by which it is bound obligating Bancshares to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Bancshares or obligating Bancshares to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

         Section 4.5 Bancshares Filings. Since January 1, 2003, Bancshares has
                     ------------------
filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed with
(a) the Federal Reserve or any Federal Reserve Bank; (b) the CDFI; (c) the SEC; and (d) any other applicable federal, state or local governmental or regulatory authority. All such reports, registrations and filings including the Bancshares Financial Statements are collectively referred to as the "Bancshares Filings". Except to the extent prohibited by law, copies of the Bancshares Filings have previously been made available to Legacy. As of their respective filing or mailing dates, each of the past Bancshares Filings (a) was true and complete in all material respects (or was amended so as to be so promptly following discovery of any discrepancy); and (b) complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the governmental or regulatory authority with which it was filed (or was amended so as to be so promptly following discovery of any such noncompliance) and none contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Section 4.6 Accuracy of Information Supplied.
                     --------------------------------

                  4.6.1 No representation or warranty of Bancshares and USB contained herein or any statement, schedule, exhibit or certificate given or to be given by or on behalf of Bancshares or any of its Subsidiaries to Legacy in connection herewith and none of the information supplied or to be supplied by Bancshares to Legacy hereunder contains or will contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                  4.6.2 None of the information supplied or to be supplied by Bancshares or relating to Bancshares which is included or incorporated by reference in (i) the Registration Statement in connection the issuance of shares of Bancshares Common Stock in the Merger will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) the Proxy Statement/Prospectus and any amendment or supplement thereto will, at all times from the date of mailing to shareholders of Legacy through the date of the meeting of shareholders of Legacy to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (iii) the applications and forms to be filed with securities or "blue sky" authorities, self regulatory authorities, or any Governmental Entity in connection with the Merger, the issuance of any shares of Bancshares Common Stock in connection with the Merger, or any Requisite Regulatory Approvals will, at the time filed or at the time they become effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Registration Statement (except for such portions thereof that relate only to Legacy) will comply in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations there under.

                  4.6.3 Bancshares has delivered or will deliver to Legacy copies of the Bancshares Financial Statements. The Bancshares Financial Statements have been prepared (and all of said additional financial statements will be prepared) in accordance with GAAP, or applicable regulatory accounting principles, applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) consistently followed throughout the periods covered by such statements, and present (and, when prepared, will present) fairly the financial position of Bancshares and its Subsidiaries as of the respective dates and for the respective periods covered by such financial statements (subject, in the case of the unaudited statements, to recurring adjustments normal in nature and amount).

         Section 4.7 Compliance With Applicable Laws. Except as disclosed on
                     -------------------------------
Schedule 4.7, to the Knowledge of Bancshares, the respective businesses of Bancshares and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation, except for violations which individually or in the aggregate would not have a Material Adverse Effect on Bancshares and its Subsidiaries, taken as a whole. No investigation or review by any Governmental Entity with respect to Bancshares is pending or, to the Knowledge of Bancshares, threatened, nor has any Governmental Entity indicated to Bancshares an intention to conduct the same, other than regular bank examinations and those the outcome of which, as far as can be reasonably foreseen, will not have a Material Adverse Effect on Bancshares and its Subsidiaries, taken as a whole.

         Section 4.8 Performance of Obligations. Each of Bancshares and USB has
                     --------------------------
performed all material obligations required to be performed by them to date, and each of Bancshares and USB is not in material default under or in material breach of any term or provision of any covenant, contract, lease, indenture or any other agreement, written or oral, to which it is a party, is subject or is otherwise bound, and no event has occurred that, with the giving of notice or the passage of time or both, would constitute such a default or breach, where such default or breach or failure to perform would have a Material Adverse Effect on Bancshares. To Bancshares' Knowledge, and except as disclosed on
Schedule 4.8, no party with whom Bancshares or its Subsidiaries has an agreement that is of material importance to the business of Bancshares is in default there under.

         Section 4.9 Absence of Material Adverse Effect. Since December 31,
                     ----------------------------------
2005, no event or circumstance has occurred or is expected to occur which to Bancshares' Knowledge has had or which, with the passage of time or otherwise, could reasonably be expected to have a Material Adverse Effect on Bancshares and its Subsidiaries, taken as a whole.

         Section 4.10 Undisclosed Liabilities. Except as disclosed on Schedule
                      -----------------------
4.10, none of Bancshares or any of its Subsidiaries to Bancshares' Knowledge has any liabilities or obligations, either accrued, contingent or otherwise, that are material to Bancshares and its Subsidiaries, taken as a whole, and that have not been: (a) reflected or disclosed in the Bancshares Financial Statements; or
(b) incurred subsequent to September 30, 2006 in the ordinary course of business. Bancshares has no Knowledge of any basis for the assertion against Bancshares or any of its Subsidiaries, of any liability, obligation or claim (including without limitation that of any Governmental Entity) that will have or cause, or could reasonably be expected to have or cause, a Material Adverse Effect on Bancshares and its Subsidiaries, taken as a whole, that is not fairly reflected in the Bancshares Financial Statements or on Schedule 4.10.

         Section 4.11 Litigation. Except as set forth in Schedule 4.11, to the
                      ----------
Knowledge of Bancshares there is no suit, action or proceeding or investigation pending or threatened against or affecting Bancshares which, if adversely determined, would have a Material Adverse Effect on Bancshares, taken as a whole; nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Bancshares or its Subsidiaries, that has, or which, insofar as reasonably can be foreseen, in the future would have, any such Material Adverse Effect. Schedule 4.11 contains a true, correct and complete list, including identification of the applicable insurance policy covering such litigation, if any, subject to reservation of rights, if any, the applicable deductible and the amount of any reserve therefore, of all pending litigation in which Bancshares or its Subsidiaries, is a named party of which Bancshares has Knowledge, and except as disclosed on
Schedule 4.11, all of the litigation shown on such Schedule is adequately covered by insurance in force, except for applicable deductibles, or has been adequately reserved for in accordance with Bancshares' prior business practices.

         Section 4.12 Agreements with Banking Authorities. Neither Bancshares
                      -----------------------------------
nor USB is a party to any written agreement or memorandum of understanding with, or order or directive from, any Governmental Entity, nor is any written agreement or memorandum of understanding with, or order or directive from, any Governmental Entity threatened.

         Section 4.13 Bank Secrecy Act. Neither Bancshares nor USB has been
                      ----------------
advised of any supervisory concerns regarding their compliance with the Bank Secrecy Act (31 U.S.C. Section5322, et seq.) or related state or federal anti-money laundering laws, regulations and guidelines, including without limitation those provisions of federal regulations requiring (a) the filing of reports, such as Currency Transaction Reports and Suspicious Activity Reports,
(b) the maintenance of records and (c) the exercise of due diligence in identifying customers.

         Section 4.14 Brokers and Finders. Except as set forth on Schedule 4.14,
                      -------------------
neither Bancshares nor USB is a party to or obligated under any agreement with any broker or finder relating to the transactions contemplated hereby, and neither the execution of this Agreement, or the Merger Agreement, nor the consummation of the transactions provided for herein or therein, will result in any liability to any broker or finder. Bancshares agrees to indemnify and hold harmless Legacy, and to defend with counsel selected by Legacy and reasonably satisfactory to Bancshares, from and against any liability, cost or expense, including attorneys' fees, incurred in connection with a breach of this Section 4.14.

         Section 4.15 Community Reinvestment Act. USB received a rating of
                      --------------------------
"satisfactory" or better in its most recent examination or interim review with respect to the Community Reinvestment Act. Neither Bancshares nor USB has been advised of any concerns regarding compliance with the Community Reinvestment Act by any Governmental Entity or by any other Person.

         Section 4.16 Accounting Records. Each of Bancshares and USB maintains
                      ------------------
accounting records which fairly and validly reflect, in all material respects, its transactions and accounting controls sufficient to provide reasonable assurances that such transactions are (i) executed in accordance with its management's general or specific authorization, and (ii) recorded as necessary to permit the preparation of financial statements in conformity with GAAP. Such records, to the extent they contain material information pertaining to Bancshares or USB which is not easily and readily available elsewhere, have been duplicated, and such duplicates are stored safely and securely.

         Section 4.17 Nasdaq Listing. As of the date hereof, Bancshares Common
                      --------------
Stock is quoted on the Nasdaq National Market. Bancshares has taken no action to delist Bancshares Common Stock and, to the Knowledge of Bancshares, there are no existing orders nor pending investigations by a Governmental Entity or any stock exchange which might lead to the delisting of Bancshares Common Stock.

         Section 4.18 Accounting and Tax Matters. Bancshares and USB have not
                      --------------------------
through the date hereof taken or agreed to take any action that would prevent Bancshares from qualifying the Merger as a reorganization within the meaning of
Section 368 of the IRC.

         Section 4.19 Corporate Records. The minute books of Bancshares and USB
                      -----------------
accurately reflect all material actions taken by the respective shareholders, board of directors and committees of Bancshares and USB.

                        ARTICLE 5. ADDITIONAL AGREEMENTS

         Section 5.1  Access to Information
                      ---------------------

                  5.1.1 Upon reasonable notice, Legacy shall permit Bancshares and its accountants, counsel and other representatives reasonable access to their officers, employees, properties, books, contracts, commitments and records and from the date hereof through the Effective Time, and shall furnish or provide access to Bancshares as soon as practicable, (i) a copy of each of Legacy's Filings filed subsequent to the date of this Agreement promptly after such document has been filed with the appropriate Governmental Entity, provided, however, that copies of any Returns relating to Taxes of Legacy shall be furnished to Bancshares at least 7 Business Days prior to the proposed date of filing thereof and shall not be filed without the prior approval of Bancshares, which approval shall not be unreasonably withheld or delayed; (ii) unless otherwise prohibited by law, a copy of each report, schedule and other documents filed or received by Legacy during such period with any Regulatory Authority or the Internal Revenue Service, as to documents other than related to employees or customers and other than those distributed to banks generally; (iii) as promptly as practicable following the end of each calendar month after the date hereof, a balance sheet of Legacy as of the end of such month; and (iv) all other information concerning Legacy's business, properties, assets, financial condition, results of operations, liabilities, personnel and otherwise as Bancshares may reasonably request.

                  5.1.2 Until the Effective Time, a representative of Bancshares shall be entitled and shall be invited to attend meetings of the Board of Directors of Legacy and of the Loan Committee of Legacy, and at least five (5) days' prior written notice of the dates, times and places of such meetings shall be given to Bancshares except that in the case of special meetings Bancshares shall receive the same number of days' prior notice as Legacy's directors receive for such meetings; provided, however, that such representative shall excuse himself or herself from any portion of any such meetings that (i) relate to approval of, or the exercise of any rights under, this Agreement by Legacy,
(ii) involve discussions between such Board of Directors or such Loan Committee and legal counsel for Legacy that are entitled to be protected from disclosure under an attorney-client privilege which would be lost due to the presence of such representative of Bancshares, or (iii) constitute an executive session of any Board of Directors meeting.

                  5.1.3 Bancshares and USB shall furnish or provide access to Legacy as soon as practicable, (i) a copy of each of Bancshares' or USB's Filings filed subsequent to the date of this Agreement promptly after such document has been filed with the appropriate Governmental Entity, provided, however, that copies of any Returns relating to Taxes of Bancshares shall be furnished to Legacy prior to the proposed date of filing thereof and shall not be filed without the prior approval of Legacy, which approval shall not be unreasonably withheld or delayed; (ii) unless otherwise prohibited by law, a copy of each report, schedule and other documents filed or received by Bancshares or USB during such period with any Regulatory Authority, as to documents other than related to employees or customers and other than those distributed to banks generally; (iii) as promptly as practicable following the end of each calendar month after the date hereof, a balance sheet of Bancshares as of the end of such month; and (iv) all other information concerning Bancshares' and USB's business, properties, assets, financial condition, results of operations, liabilities, personnel and otherwise as Legacy may reasonably request.

                  5.1.4 Bancshares and Legacy each agrees to keep confidential and not divulge to any other party or Person (other than to the employees, attorneys, accountants and consultants of each who have a need to receive such information and other than as may be required by law) any information received from the other, unless and until such documents and other information otherwise becomes publicly available or unless the disclosure of such information is authorized by each party. In the event of termination of this Agreement for any reason, the parties shall promptly return, or at the election of the other party destroy, all nonpublic documents obtained from the other and any copies or notes of such documents (except as otherwise required by law) and, upon the request of the other party, confirm such destruction to the other in writing.

         Section 5.2 Shareholder Approval. Legacy shall promptly call a meeting
                     --------------------
of its shareholders to be held at the earliest practicable date after the date on which the initial Registration Statement is declared effective by the SEC, but in no event later than January 31, 2007, for the purpose of approving this Agreement and authorizing the Merger Agreement and the Merger. Subject to its fiduciary duties, Legacy's Board of Directors will recommend to the shareholders approval of this Agreement, the Merger Agreement and the Merger.

         Section 5.3 Taking of Necessary Action.
                     --------------------------

                  5.3.1 Subject to the terms and conditions of this Agreement, each of the parties hereto agrees, subject to applicable laws and the fiduciary duties of Legacy's or Bancshares' Boards of Directors, as advised in writing by their respective counsel, to use all reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Merger Agreement, including, without limitation, the delivery of any certificate or other document reasonably requested by counsel to a party to this Agreement. Without limiting the foregoing, Bancshares and Legacy will use their reasonable efforts to obtain all consents of third parties and Government Entities necessary or, in the reasonable opinion of Bancshares or Legacy advisable for the consummation of the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the Merger Agreement, or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of Legacy, the proper officers or directors of Bancshares, USB or Legacy, as the case may be, shall take all such necessary action.

                  5.3.2 The obligations of Legacy contained in Section 6.2.5 of this Agreement shall continue to be in full force and effect despite any Default under Section 6.2.5 or Legacy's receipt of a Legacy Superior Proposal (defined below) and any Default under Section 6.2.5 by Legacy shall entitle Bancshares to such legal or equitable remedies as may be provided in this Agreement or by law notwithstanding that any action or inaction of the Board of Directors or officers of the defaulting party which is required to enable such party to fulfill such obligations may be excused based on the continuing fiduciary obligations of such party's Board of Directors and officers to its shareholders.

                  5.3.3 Legacy shall use its best efforts to cause each director, executive officer and other person who is an "Affiliate" of Legacy (for purposes of Rule 145 under the Securities Act) to deliver to Bancshares, on the date of this Agreement, a written agreement in the form attached hereto as
Exhibit 5.3 (the "Affiliates Agreement").

         Section 5.4  Registration Statement and Applications.
                      ---------------------------------------

                  5.4.1 Bancshares and Legacy will cooperate and jointly prepare and file as promptly as practicable the Registration Statement, the statements, applications, correspondence or forms to be filed with appropriate State securities law regulatory authorities, and the statements, correspondence or applications to be filed to obtain the Requisite Regulatory Approvals to consummate the transactions contemplated by this Agreement. Each of Bancshares and Legacy shall use all reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and Legacy shall thereafter mail the Proxy Statement/Prospectus to the shareholders of Legacy. Each party will furnish all financial or other information, certificates, consents and opinions of counsel concerning it and its Subsidiaries received by such party.

                  5.4.2 Each party shall provide to the other at the request of the other party: (i) immediately prior to the filing thereof, copies of all material statements, applications, correspondence or forms to be filed with state securities law regulatory authorities, the SEC and other appropriate regulatory authorities to obtain the Requisite Regulatory Approvals; (ii) promptly after delivery to, or receipt from, such regulatory authorities all written communications, letters, reports or other documents relating to the transactions contemplated by this Agreement; and (iii) written summaries of all oral communications between the other party and any state securities law regulatory authorities, the SEC or other appropriate bank regulatory authorities regarding the Requisite Regulatory Approvals.

         Section 5.5  Expenses.
                      --------

                  5.5.1 Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring the same.

                  5.5.2 Legacy shall use its best efforts to ensure that its attorneys, accountants, financial advisors, investment bankers and other consultants engaged by them in connection with the transaction contemplated by this Agreement submit full and final bills on or before the Closing Date and that such expenses are properly reflected on the books of Legacy.

         Section 5.6  Notification of Certain Events.
                      ------------------------------

                  5.6.1 Legacy shall provide to Bancshares, as soon as practicable, written notice (sent via facsimile and overnight mail or courier) of the occurrence or failure to occur of any of the events, circumstances or conditions that are the subject of Sections 6.1 and 6.2, which notice shall provide reasonable detail as to the subject matter thereof.

                  5.6.2 Bancshares shall provide to Legacy, as soon as practicable, written notice (sent via facsimile and overnight mail or courier) of the occurrence or failure to occur of any of the events, circumstances or conditions that are the subject of Section 6.3 and 6.4, which notice shall provide reasonable detail as to the subject matter thereof.

                  5.6.3 Each party shall promptly advise the others in writing of any change or event which could reasonably be expected to have a Material Adverse Effect on such party or on its ability to consummate the transactions contemplated by this Agreement or the Merger Agreement.

                  5.6.4 Legacy and Bancshares shall immediately notify the other in writing in the event that such party becomes aware that the Registration Statement or Proxy Statement/Prospectus at any time contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statement therein, in light of the circumstances under which they were made, not misleading or that the Registration Statement or the Proxy Statement/Prospectus otherwise is required to be amended and supplemented, which notice shall specify, in reasonable detail, the circumstances thereof. Bancshares shall promptly amend and supplement such materials and disseminate the new or modified information so as to fully comply with the Securities Act. If the amendment or supplement so required relates to information concerning or provided by Legacy, the out-of-pocket costs and expenses of preparing, filing and disseminating such amendment or supplement shall be borne by Legacy.

         Section 5.7 Updated Schedules. Legacy has delivered to Bancshares on or
                     -----------------
before the date of this Agreement all of the Schedules to this Agreement which Legacy is required to deliver to Bancshares hereunder (the "Legacy Schedules"). Bancshares has delivered to Legacy on or before the date of this Agreement all of the Schedules to this Agreement which Bancshares is required to deliver to Legacy hereunder ( the "Bancshares Schedules"). Immediately prior to the Closing Date, Legacy shall have prepared updates of the Legacy Schedules provided for in this Agreement and shall deliver to Bancshares revised schedules containing the updated information (or a certificate signed by Legacy's Chief Executive Officer stating that there have been no changes on the applicable schedules); and Bancshares shall have prepared updates of the Bancshares Schedules provided for in this Agreement and shall deliver to Legacy revised schedules containing updated information (or a certificate signed by Bancshares' Chief Executive Officer stating that there has been no change on the applicable schedules).

         Section 5.8 Additional Accruals/Appraisals. Immediately prior to the
                     ------------------------------
Closing Date, at Bancshares' request, Legacy shall, consistent with GAAP and applicable banking regulations, establish such additional accruals and reserves as may be necessary to conform Legacy's accounting and credit and OREO loss reserve practices and methods to those of Bancshares, provided, however, that no accrual or reserve made by Legacy pursuant to this Section 5.8, or any litigation or regulatory proceeding arising out of any such accrual or reserve, or any other effect on Legacy resulting from Legacy's compliance with this
Section 5.8, shall constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, condition or other provision of this Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred.

         Section 5.9 Employee Plans. Immediately prior to the Closing Date, at
                     --------------
Bancshares' request, Legacy shall terminate any Employment Plan or Benefit arrangement, provided, however, that no accrual or reserve made by Legacy as a result of a termination requested by Bancshares pursuant to this Section 5.9, or any litigation or regulatory proceeding arising out of any such accrual or reserve, or any other effect on Legacy resulting from Legacy's compliance with this Section 5.9, shall constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, condition or other provision of this Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred.

                         ARTICLE 6. CONDUCT OF BUSINESS

         Section 6.1 Affirmative Conduct of Legacy. During the period from the
                     -----------------------------
date of execution of this Agreement through the Effective Time, Legacy shall carry on its business, and shall cause each of its respective Subsidiaries to carry on its business, in the ordinary course in substantially the manner in which heretofore conducted, subject to changes in law applicable to all national banking associations and directives from regulators, and use all commercially reasonable efforts to preserve intact its business organization, keep available the services of its officers and employees, (other than terminations in the ordinary course of business) and preserve its relationships with customers, depositors, suppliers and others having business dealings with it; and, to these ends, shall fulfill each of the following:

                  6.1.1 Use its commercially reasonable efforts, or cooperate with others, to expeditiously bring about the satisfaction of the conditions specified in Article 7 hereof;

                  6.1.2 Advise Bancshares promptly in writing of any change that would have a Material Adverse Effect on it, or of any matter which would make the representations and warranties set forth in Article 3 hereof not true and correct in any material respect as of the effective date of the Registration Statement and at the Effective Time;

                  6.1.3 Keep in full force and effect all of its existing material permits and licenses and those of its Subsidiaries;

                  6.1.4 Use its commercially reasonable efforts to maintain insurance or bonding coverage on all material properties for which it is responsible and on its business operations, and carry not less than the same coverage for fidelity, public liability, personal injury, property damage and other risks equal to that which is in effect as of the date of this Agreement; and notify Bancshares in writing promptly of any facts or circumstances which could affect its ability, or that of any of its Subsidiaries, to maintain such insurance or bonding coverage;

                  6.1.5 Perform its contractual obligations and not breach or come into default on any of such obligations, and not amend, modify, or, except as they may be terminated in accordance with their terms, terminate any material contract, agreement, understanding, commitment, or offer, whether written or oral, (collectively referred to as an "Understanding") or materially default in the performance of any of its obligations under any Understanding where such default would have a Material Adverse Effect on Legacy;

                  6.1.6 Duly observe and conform to all legal requirements applicable to its business, except for any failure to so observe and conform that would not, individually or in the aggregate, and, in the future will not, have a Material Adverse Effect on Legacy;

                  6.1.7 Duly and timely file as and when due all reports and Returns required to be filed with any Governmental Entity;

                  6.1.8 Maintain its tangible assets and properties in good condition and repair, normal wear and tear excepted in accordance with prior practices;

                  6.1.9 Promptly advise Bancshares in writing of any event or any other transaction within the Knowledge of Legacy, whereby any Person or related group of Persons acquires, or proposes to acquire, after the date of this Agreement, directly or indirectly, record or beneficial ownership (as defined in Rule 13d-3 promulgated by the SEC pursuant to the Exchange Act) or control of 5% or more of the outstanding shares of Legacy Common Stock either prior to or after the record date fixed for the Legacy shareholders' meeting or any adjourned meeting thereof to approve the transactions contemplated herein;

                  6.1.10(a)    Maintain a reserve for loan and lease losses
("Loan Loss Reserve") at a level that is consistent with Legacy's past practices and methodology as in effect on the date of the execution of this Agreement and in accordance with GAAP and applicable regulatory accounting principles and banking laws and regulations;

                        (b) Charge off all loans, receivables and other assets, or portions thereof, deemed by Legacy, its outside loan portfolio reviewer, the OCC, or its independent auditors, to be uncollectible in accordance with GAAP, regulatory accounting principles, and applicable law or regulation, or which have been classified as "loss" or as directed by any regulatory authority, unless such classification or direction has been disregarded in good faith by Legacy, Legacy has submitted in writing to such regulatory authority the basis upon which it has so disregarded such classification or direction, and such regulatory authority retracts its direction requiring such charge-off;

                  6.1.11 Furnish to Bancshares, as soon as practicable, and in any event within fifteen (15) days after it is prepared: (i) a copy of any report submitted to the Board of Directors of Legacy and access to the working papers related thereto, provided, however, that Legacy need not furnish Bancshares any materials relating to deliberations of Legacy's Board of Directors with respect to its approval of this Agreement, communications of Legacy's legal counsel with the Board of Directors or officers of Legacy regarding Legacy's rights against or obligations to Bancshares or its Subsidiaries under this Agreement, or books, records and documents covered by the attorney-client privilege or which are attorneys' work product; (ii) copies of all material reports, renewals, filings, certificates, statements, correspondence and other documents specific to Legacy or filed with or received from the OCC or any Governmental Entity; (iii) monthly unaudited balance sheets, statements of income and changes in shareholders' equity for Legacy and quarterly unaudited balance sheets, statements of income and changes in shareholders' equity for Legacy, in each case prepared on a basis consistent with past practice; and (iv) such other reports as Bancshares may reasonably request (which are otherwise deliverable under this Section 6.1.11) relating to Legacy;

                  6.1.12 Legacy agrees that through the Effective Time, as of their respect dates, (i) each Legacy Filing will be true and complete in all material respects; and (ii) each Legacy Filing will comply in all material respects with all of the statutes, rules and regulations enforced or promulgated by the Governmental Entity with which it will be filed and none will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they will be made, not misleading. Any financial statement contained in any of such Legacy Filings that is intended to present the financial position of Legacy during the periods involved to which it relates will fairly present in all material respects the financial position of Legacy and will be prepared in accordance with GAAP or consistent with applicable regulatory accounting principles and banking law and banking regulations, except as stated therein;

                  6.1.13 Maintain reserves for contingent liabilities in accordance with GAAP or applicable regulatory accounting principles and consistent with past practices;

                  6.1.14 Inform Bancshares of the amounts and categories of any loans, leases or other extensions of credit, or other assets, that have been classified by any bank regulatory authority as "Specially Mentioned," "Renegotiated," "Substandard," "Doubtful," "Loss" or any comparable classification ("Classified Assets"). Legacy will furnish to Bancshares, as soon as practicable, and in any event within fifteen (15) days after the end of each calendar month, schedules including the following: (i) Classified Assets by type (including each credit or other asset in an amount equal to or greater than $10,000), and its classification category; (ii) nonaccrual credits by type (including each credit in an amount equal to or greater than $10,000); (iii) renegotiated loans by type (loans on which interest has been renegotiated to lower than market rates because of the financial condition of the borrowers);
(iv) delinquent credits by type (including each delinquent credit in an amount equal to or greater than $10,000), including an aging into 30-89 and 90+ day categories; (v) loans or leases or other assets charged off, in whole or in part, during the previous month by type (including each such loan or lease or other asset in an amount equal to or greater than $10,000); and (vi) OREO or assets owned stating with respect to each its type;

                  6.1.15 Furnish to Bancshares, upon Bancshares' request, schedules with respect to the following: (i) participating loans and leases, stating, with respect to each, whether it is purchased or sold and the loan or lease type; (ii) loans or leases (including any commitments) by Legacy to any director or officer (at or above the Vice President level) of Legacy or to any Person holding 5% or more of the capital stock of Legacy, including, with respect to each such loan or lease, the identity and, to the best Knowledge of Legacy, the relation of the borrower to Legacy, the loan or lease type and the outstanding and undrawn amounts; and (iii) standby letters of credit, by type, (including each letter of credit in a face amount equal to or greater than $10,000); and

                  6.1.16 Make available to Bancshares copies of each credit authorization package, consisting of all applications for and financial information regarding loans, renewals of loans or other extensions of credit of $250,000 or more (on a noncumulative basis) for secured loans or secured extensions of credit, $100,000 in the case of unsecured loans or unsecured extensions of credit, and renewals of any classified or criticized loans which are considered by Legacy after the date of this Agreement, concurrently with submission to Legacy's loan committee.

         Section 6.2 Negative Covenants of Legacy. Between the date hereof and
                     ----------------------------
the Effective Time, except as contemplated by this Agreement, and subject to requirements of law and regulation generally applicable to banks, Legacy shall not, without prior written consent of Bancshares (which consent shall not be unreasonably withheld and which consent, except with respect to subparagraph
(10) of this Section 6.2, shall be deemed granted if within five (5) Business Days of Bancshares' receipt of written notice of a request for prior written consent, written notice of objection is not received by Legacy):

                  6.2.1(a) Declare or pay any dividend or make any other distribution in respect of any of its capital stock; (b) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or (c) repurchase or otherwise acquire any shares of its capital stock;

                  6.2.2 Take any action that would or might result in any of the representations and warranties of Legacy set forth in the Agreement becoming untrue in any material respect or any of the conditions to the Merger set forth in Article 7 not being satisfied, except to the extent such actions are required to be undertaken by applicable law, regulation or at the direction of any Regulatory Authority;

                  6.2.3 Issue, deliver, sell, or grant, or authorize the issuance, delivery, sale or grant of, or purchase, any shares of the capital stock of Legacy or any securities convertible or exercisable into or exchangeable for such capital stock, or any rights, warrants or options, including options under any stock option plans or enter into any agreements to do any of the foregoing;

                  6.2.4 Amend its Articles of Association or Bylaws, except as required by applicable law or by the terms of this Agreement;

                  6.2.5 Authorize or knowingly permit any of its representatives, directly or indirectly, to solicit or encourage any Acquisition Proposal (as hereinafter defined) or participate in any discussions or negotiations with, or provide any nonpublic information to, any Person or group of persons (other than Bancshares, and its representatives) concerning any such solicited Acquisition Proposal. Legacy shall notify Bancshares immediately if any inquiry regarding an Acquisition Proposal is received by Legacy, including the terms thereof. For purposes of this Section 6.2.5, "Acquisition Proposal" shall mean any (a) proposal pursuant to which any Person other than Bancshares would acquire or participate in a merger or other business combination or reorganization involving Legacy; (b) proposal by which any Person or group, other than Bancshares, would acquire the right to vote ten percent (10%) or more of the capital stock of Legacy entitled to vote for the election of directors;
(c) acquisition of the assets of Legacy other than in the ordinary course of business; or (d) acquisition in excess of ten percent (10%) of the outstanding capital stock of Legacy, other than as contemplated by this Agreement. Notwithstanding the foregoing, nothing contained in this Agreement shall prevent Legacy or Legacy's Board of Directors from (i) furnishing nonpublic information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written Acquisition Proposal by such person or entity, or recommending an unsolicited bona fide written Acquisition Proposal to the shareholders of Legacy, if and only to the extent that (A) the Board of Directors of Legacy has determined and believes in good faith (after consultation with and the concurrence of its financial advisor) that such Acquisition Proposal would, if consummated, result in a transaction materially more favorable, from a financial point of view, to Legacy's shareholders than the transaction contemplated by this Agreement (any such more favorable Acquisition Proposal being referred to in this Agreement as a "Legacy Superior Proposal") and Legacy's Board of Directors has determined in good faith, after consultation with and based on written advice from its outside legal counsel, that such action is necessary for Legacy to comply with its fiduciary duties to shareholders under applicable law, and (B) prior to furnishing such nonpublic information to, or entering into discussions or negotiations with, such person or entity, Legacy's Board of Directors has received from such person or entity an executed confidentiality agreement, with terms no more favorable to such party than those contained in the Confidentiality Agreement between Legacy and Bancshares, or (ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal, if such Rule is applicable thereto;

                  6.2.6 Acquire or agree to acquire by merging, consolidating with, or by purchasing all or a substantial portion of the assets of, or in any other manner, any business or any Person or otherwise acquire or agree to acquire any assets which are material to Legacy, other than in the ordinary course of business consistent with prior practice;

                  6.2.7 Sell, lease or otherwise dispose of any of its assets which are material, individually or in the aggregate, to Legacy, except in the ordinary course of business consistent with prior practice and after notice to and consultation with Bancshares. Bancshares shall respond to Legacy within five
(5) business days of notice by Legacy which contains all appropriate documents;

                  6.2.8 Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of Legacy or guarantee any debt securities of others other than in the ordinary course of business consistent with prior practice;

                  6.2.9 Enter into any Understanding, except: (a) deposits incurred, and short-term debt securities (obligations maturing within one year) issued, in its ordinary course of business consistent with prior practice, and liabilities arising out of, incurred in connection with, or related to the consummation of this Agreement; (b) commitments to make loans or other extensions of credit in the ordinary course of business consistent with prior practice; and (c) loan sales in the ordinary course of business, without any recourse, provided that no commitment to sell loans shall extend beyond the Effective Time;

                  6.2.10 Make or enter into a commitment to make any loan or other extension of credit in a secured amount in excess of $100,000, and an unsecured amount in excess of $50,000 and a renewal of any criticized or classified loan; provided further for purposes of this Section 6.2.10, if Bancshares has not provided written objection to Legacy within two (2) days of Notice by Legacy, Bancshares shall have consented to such commitment, loan or extension of credit. notice by Legacy for this Section 6.2.10 shall mean Bancshares' receipt of all written material presented to Legacy's loan committee or other persons authorized to approve such loans. Any objection of Bancshares for any loan or extension of credit under this Section 6.2.10 shall be in writing and shall include a full description of the rationale for objection. Further provided that Bancshares shall not object to any commitment, loan or extension of credit that is made by Legacy in the ordinary course of business and consistent with safe and sound underwriting practices. In case of any disagreement with respect to approval of a loan or extension of credit made under this Section 6.2.10, the disagreement shall be referred to Legacy's third party loan review consultant, whose decision shall bind the parties;

                  6.2.11 Except in the ordinary course of business consistent with prior practice or as required by an existing contract, and provided prior disclosure thereof has been made in Schedule 6.2.11, grant any general or uniform increase in the rates of pay of employees or employee benefits or any increase in salary or employee benefits of any officer, employee or agent or pay any bonus to any Person;

                  6.2.12 Sell, transfer, mortgage, encumber or otherwise dispose of any assets or other liabilities except in the ordinary course of business consistent with prior practice or as required by any existing contract;

                  6.2.13 Make the credit underwriting policies, standards or practices relating to the making of loans and other extensions of credit, or commitments to make loans and other extensions of credit, or the Loan Loss Reserve policies, less stringent than those in effect on December 31, 2005 or reduce the amount of the Loan Loss Reserves or any other reserves for potential losses or contingencies;

                  6.2.14 Make any capital expenditures, or commitments with respect thereto, except those in the ordinary course of business which do not exceed $5,000 individually or $15,000 in the aggregate;

                  6.2.15 Renew, extend or amend any existing employment contract or agreement, enter into any new employment contract or agreement or make any bonus or any special or extraordinary payments to any Person;

                  6.2.16 Acquire any investment security except for federal funds or obligations of the United States Treasury; or in the ordinary course of business and consistent with past or established practices;

                  6.2.17 Except as otherwise required to correct a prior filing, compromise or otherwise settle or adjust any assertion or claim of a deficiency in Taxes (or interest thereon or penalties in connection therewith) or file any appeal from an asserted deficiency except in a form previously approved by Bancshares, which approval will not be unreasonably withheld, in writing, or file or amend any federal, foreign, state or local Tax Return or report or make any tax election or change any method or period of accounting unless required by GAAP or applicable law and, then, only after submitting such Tax return or report or proposed Tax election or change in any method or period of accounting, to Bancshares for its approval, which it shall not unreasonably withhold or delay;

                  6.2.18 Except as contemplated in this Agreement, terminate any Employee Plan or Benefit Arrangement;

                  6.2.19 Change its fiscal year or methods of accounting in effect at December 31, 2005, except as required by changes in GAAP or regulatory accounting principles as concurred to by Legacy's independent public accountants or by Section 5.8 of this Agreement;

                  6.2.20 Take or cause to be taken any action which would disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the IRC as a tax-free reorganization;

                  6.2.21 Take or cause to be taken into OREO any commercial property without an environmental report reporting no adverse environmental condition on such property, with a copy of such report delivered to Bancshares prior to taking such property into OREO;

                  6.2.22 Make any new elections with respect to Taxes or any changes in current elections with respect to Taxes affecting the assets owned by Legacy. Bancshares shall be deemed to have consented in writing to any election Legacy shall desire to make if: (i) the electing Person shall have notified the Chief Executive Officer of Bancshares in writing of its desire to make such election, including in such notice a reasonably complete summary of the election it desires to make and the reasons it desires to make such election at least 20 Business Days prior to the due date (including extensions thereof) for filing such election; and (ii) Bancshares shall not have responded in writing to such notice by the fifth Business Day prior to the due date (including extensions thereof) for filing such election; or

                  6.2.23 Materially change its pricing practices on loans or deposit products.

         Section 6.3 Affirmative Conduct of Bancshares. During the period from
                     ---------------------------------
the date of execution of this Agreement through the Effective Time, Bancshares shall carry on its business in a reasonable manner consistent with applicable laws and use all commercially reasonable efforts to preserve intact its business organization and preserve its relationships with customers; and, to these ends, shall fulfill each of the following:

                  6.3.1 Use its commercially reasonable efforts, or cooperate with others, to expeditiously bring about the satisfaction of the conditions specified in Article 7 hereof;

                  6.3.2 Advise Legacy promptly in writing of any change that would have a Material Adverse Effect on it or of any matter which would make the representations and warranties set forth in Article 4 hereof not true and correct in any material respect as of the effective date of the Registration Statement and at the Effective Time;

                  6.3.3 Duly observe and conform to all legal requirements applicable to its business, except for any failure to so observe and conform that would not, individually or in the aggregate, and, in the future will not, have a Material Adverse Effect on Bancshares or USB;

                  6.3.4 Duly and timely file as and when due all material regulatory reports and Returns required to be filed with any Governmental Entity;

                  6.3.5 File all necessary applications with the OCC, Federal Reserve and CDFI for the transaction as soon as possible, but no later than November 15, 2006 and furnish to Legacy, as soon as practicable, and in any event within fifteen days after it has prepared all applications to be submitted to the OCC, Federal Reserve and CDFI for approval of the Merger;

                  6.3.6 Bancshares agrees that through the Effective Time, as of their respect dates, (i) each Bancshares Filing will be true and complete in all material respects; and (ii) each Bancshares Filing will comply in all material respects with all of the statutes, rules and regulations enforced or promulgated by the Governmental Entity with which it will be filed and none will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they will be made, not misleading. Any financial statement contained in any of such Bancshares Filings that is intended to present the financial position of Bancshares during the periods involved to which it relates will fairly present in all material respects the financial position of Bancshares and will be prepared in accordance with GAAP or consistent with applicable regulatory accounting principles and banking law and banking regulations, except as stated therein;

                  6.3.7 Insurance.

                        (a) Bancshares and USB shall permit Legacy to use commercially reasonable efforts to (i) extend the discovery period of its directors' and officers' liability insurance for a period of up to 48 months with respect to all matters arising from facts or events which occurred before the Effective Time for which Legacy would have had an obligation to indemnify its directors and officers or (ii) buy "peace of mind" coverage from the California Bankers' Association; provided, however, that the total costs to Legacy, Bancshares and USB of the premiums for either of such alternatives shall not exceed $50,000. If Legacy is unable to maintain or obtain the insurance called for by this Section 6.3.7 as a result of the preceding provision, Legacy shall use commercially reasonable efforts to obtain as much comparable insurance as is available for $50,000 with respect to acts or omissions occurring prior to the Effective Time of the Merger by such directors and officers in their capacities as such. If Bancshares shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any other entity, then and in each case, proper provision shall be made so that the successors and assigns of Bancshares shall assume the obligations set forth in this Section 6.3.7. The provisions of the penultimate sentence of this Section are intended to be for the benefit of each director or officer of Legacy and shall be enforceable by such director or officer and his or her heirs and representatives.

                        (b) For a period of four years after the Effective Time, Bancshares shall, and shall cause its subsidiaries to, maintain and preserve the rights to indemnification of officers and directors provided for in the Articles of Association and Bylaws of Legacy, or any indemnification agreement, as in effect on the date hereof with respect to indemnification for liabilities and claims arising out of acts, omissions, events, matters or circumstances occurring or existing prior to the Effective Time, including, without limitation, the Merger and the other transactions contemplated by this Agreement, to the extent such rights to indemnification are not in excess of that permitted by applicable state or federal laws or regulatory authorities.

                        (c) The provisions of this Section are intended to be for the benefit of, and shall be enforceable by, each director or officer of Legacy and his or her heirs and representatives.

                  6.3.8 Rule 144 Compliance. From and after the Effective Time of the Merger, Bancshares shall file timely all reports with the SEC necessary to permit the shareholders of Legacy who may be deemed "underwriters" (within the meaning of Rule 145 under the Securities Act) of Legacy Common Stock to sell Bancshares Common Stock received by them in connection with the Merger pursuant to Rules 144 and 145(d) under the Securities Act if they would otherwise be so entitled; provided, however, that Bancshares is otherwise obligated to file such reports with the SEC.

                  6.3.9 Blue Sky. Bancshares agrees to use commercially reasonable efforts to have the shares of Bancshares Common Stock to be issued in connection with the Merger qualified or registered for offer and sale, to the extent required, under the securities laws of each jurisdiction in which shareholders of Legacy reside.

                  6.3.10 Reservation, Issuance and Registration of Bancshares Common Stock. Bancshares shall reserve and make available for issuance in connection with the Merger and in accordance with the terms and conditions of this Agreement such number of shares of Bancshares Common Stock to be issued to the shareholders of Legacy in the Merger pursuant to Article 2 hereof.

                  6.3.11 Nasdaq Listing. Bancshares shall use its commercially reasonable efforts to cause the shares of Bancshares Common Stock to be issued in the Merger to be approved for quotation on the Nasdaq National Market System, subject to official notice of issuance, prior to the Effective Time of the Merger.

                  6.3.12 Compliance with Rules. Bancshares and USB shall comply with the requirements of all applicable Rules, the noncompliance with which would have a Material Adverse Effect on the assets, liabilities, business, financial condition or results of operations or prospects of Bancshares and USB.

                  6.3.13 Agreement of Merger. As soon as practicable, Bancshares and USB shall execute the Agreement of Merger.

                  6.3.14 Legacy Employees. Within seventy-five (75) days from the date of this Agreement, Bancshares shall provide written notice to Legacy of Bancshares' intentions with regard to its retention of Legacy employees. Bancshares shall use its best efforts to retain (whether through reassignment or otherwise) Legacy employees, and in particular shall retain all branch and loan center personnel.

                  6.3.15 Approval by Bancshares. In its capacity as the sole shareholder of USB, Bancshares shall formally approve this Agreement and further agreements and transactions contemplated by this Agreement. Such approval shall be granted by vote at a properly convened meeting of the sole shareholder of USB or by unanimous written consent.

         Section 6.4 Negative Covenants of Bancshares. During the period from
                     --------------------------------
the date of execution of this Agreement through the Effective Time, except as contemplated by this Agreement, and subject to requirements of law and regulation generally applicable to banks, Bancshares shall not, without Legacy's prior written consent (which consent shall not be unreasonably withheld and which consent shall be deemed granted if within five (5) Business Days of Legacy's receipt of written notice of a request for prior written consent, written notice of objection is not received by Bancshares):

                  6.4.1 Declare, issue or pay any dividend or other distribution of assets, whether consisting of money, other personal property, real property or other things of value, to the shareholders of Bancshares, or split, combine or reclassify any shares of its capital stock, Bancshares Common Stock, or other Equity Securities of Bancshares, except for cash dividends payable by Bancshares to its shareholders in accordance with past practice;

                  6.4.2 Take any action that would or might result in any of the representations and warranties of Bancshares or USB set forth in the Agreement becoming untrue in any material respect or any of the conditions to the Merger set forth in Article 7 not being satisfied or otherwise materially delay or impair completion of the Merger, except to the extent such actions are required to be undertaken by applicable law, regulation or at the direction of any Regulatory Authority;

                  6.4.3 Take or cause to be taken any action which would disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the IRC as a tax-free reorganization;

                  6.4.4 Change its fiscal year or methods of accounting in effect at December 31, 2005, except as required by changes in GAAP or regulatory accounting principles as concurred to by Bancshares' independent public accountants or by Section 5.8 of this Agreement; or

                  6.4.5. Take any action which would or is reasonably likely to
(i) adversely affect the ability of Bancshares or USB to obtain any necessary approval of any Governmental Entity required for the transactions contemplated hereby; (ii) adversely affect Bancshares' or USB's ability to perform their covenants and agreements under this Agreement; or (iii) result in any of the conditions to the performance of Bancshares' or USB's obligations hereunder, as set forth in Article 7 herein, not being satisfied

         Section 6.5  Access to Operations and Employees.
                      ----------------------------------

                  6.5.1 Within fifteen (15) Business Days of the Closing Date, Legacy shall afford to USB and its authorized agents and representatives, access, during normal business hours, to the operations, books, and other information relating to Legacy for the sole purpose of assuring an orderly transition of operations, including the data processing conversion, in the Merger. USB shall give reasonable notice for access to Legacy, and the date and time of such access with then be mutually agreed to by USB and Legacy. USB's access shall be conducted in a manner which does not unreasonably interfere with Legacy's normal operations, customers and employee relations and which does not interfere with the ability of Legacy to consummate the transactions contemplated by this Agreement.

                  6.5.2 USB shall have the right, but not the obligation, within fifteen (15) Business Days of the Closing Date, to provide training to employees of Legacy who will become employees of USB. Such training shall be at the expense of USB and shall be conducted during normal business hours, or, if the foregoing is not possible, after business hours at a location reasonably requested by USB. At the request of USB, USB shall compensate employees, in accordance with Legacy's customary policies and practices, for the employee's time spent being trained by USB. Legacy shall cooperate with USB to make such employees available for such training prior to the Closing. Training shall not exceed 40 hours per employee. All travel and other reimbursable expense incurred by the employee for training are USB's responsibility. Nothing in this Section
6.5.2 is intended, nor shall it be construed, to confer any rights or benefits upon any persons other than USB, Bancshares or Legacy.

                   ARTICLE 7. CONDITIONS PRECEDENT TO CLOSING

         Section 7.1 Conditions to the Parties' Obligations. The obligations of
                     --------------------------------------
all the parties to this Agreement to effect the Merger shall be subject to the fulfillment of the following conditions:

                  7.1.1 This Agreement, the Merger Agreement and the Merger shall have been validly approved by the holders of two-thirds of the outstanding shares of Legacy Common Stock entitled to vote;

                  7.1.2 All permits, approvals and consents required to be obtained, and all waiting periods required to expire, prior to the consummation of the Merger under applicable federal laws of the United States or applicable laws of any state having jurisdiction over the transactions contemplated by this Agreement and the Merger Agreement shall have been obtained or expired, as the case may be (all such permits, approvals and consents and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals"), without the imposition of any condition which in the reasonable good faith judgment of any party to be affected by such condition is materially burdensome upon such party or its respective Affiliates or the Surviving Corporation;

                  7.1.3 There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, by any Government Entity which: (i) makes the consummation of the Merger illegal; (ii) requires the divestiture by Bancshares of any material asset or of a material portion of the business of Bancshares; or (iii) imposes any condition upon Bancshares or its Subsidiaries (other than general provisions of law applicable to all banks and bank holding companies) which in the judgment of Bancshares and Legacy would be materially burdensome;

                  7.1.4 The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and shall remain in effect. No legal, administrative, arbitration, investigatory or other proceeding by any Governmental Entity or any other Person shall have been instituted and, at what otherwise would have been the Effective Time, remain pending by or before any Governmental Entity to restrain or prohibit the transactions contemplated hereby;

                  7.1.5 Bancshares and Legacy shall have received an opinion from Bullivant, Houser, Bailey, PC, dated the Effective Time, subject to customary assumptions, exceptions and written representations of Bancshares, USB and Legacy, which the parties agree to provide as reasonably requested by such counsel, and such opinion shall be in a form and substance reasonably satisfactory to Bancshares, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the IRC and that Bancshares, USB and Legacy will each be a party to that reorganization within the meaning of Section 368(b) of the IRC;

                  7.1.6 The Average Closing Price shall not be more than $25.00, nor less than $20.00;

                  7.1.7 No action, suit or proceeding shall have been instituted or threatened by any Governmental Entity before any court or governmental body seeking to challenge or restrain the transactions contemplated by this Agreement or the Merger Agreement which presents a substantial risk that such transactions will be restrained or that either party hereto may suffer material damages or other relief as a result of consummating such transactions; and

                  7.1.8 The sale of Bancshares Common Stock resulting from the Merger shall have been qualified or registered with the appropriate State securities law or "blue sky" regulatory authorities of all States in which qualification or registration is required under the State securities laws, and such qualifications or registration shall not have been suspended or revoked.

         Section 7.2 Conditions to Bancshares' Obligations. The obligations of
                     -------------------------------------
Bancshares to effect the Merger shall be subject to the fulfillment (or waiver, in writing, by Bancshares) of each of the following conditions:

                  7.2.1 Except as otherwise provided in this Section 7.2, (a) the representations and warranties of Legacy contained in Article 3 shall be true in all material respects as of the Effective Time as though made at the Effective Time, except to the extent they expressly refer to an earlier time and except where the failure to be true, individually or in the aggregate, would not have or would not be reasonably likely to have, a Material Adverse Effect on the Surviving Corporation or upon the consummation of the transactions contemplated hereby; (b) Legacy shall have duly performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Effective Time, except where the failure to so perform and comply, individually or in the aggregate, would not have or would not be reasonably likely to have a Material Adverse Effect on Legacy, or upon the consummation of the transactions contemplated hereby; (c) none of the events or conditions entitling Bancshares to terminate this Agreement under Article 8 shall have occurred and be continuing; and (d) Legacy shall have delivered to Bancshares certificates dated the date of the Effective Time and signed by the President and Chief Executive Officer and Chief Financial Officer to the effect set forth in Subsections 7.2.1(a), (b) and (c);

                  7.2.2 There shall have been obtained, without the imposition of any material burden or restriction on any of the parties hereto not in existence on the date hereof, each consent to the consummation of the Merger required to be obtained from any Person under any agreement, contract or license to which Legacy is a party or by or under which it is bound or licensed, the withholding of which might have a Material Adverse Effect on Legacy, the Surviving Corporation or Bancshares at or following the Effective Time, or on the transactions contemplated by this Agreement;

                  7.2.3 Legacy shall have delivered its Updated Schedules to Bancshares on the day immediately preceding the Closing Date and none of such Updated Schedules shall reflect any item that was not on the Legacy Schedules (or in the Legacy Financial Statements) delivered on the date of execution of this Agreement that has had, would have, or could be reasonably likely to have, a Material Adverse Effect on the business, conditions, properties or capitalization of Legacy, the Surviving Corporation or Bancshares at or after the Effective Time, or on the consummation of the transactions contemplated hereby;

                  7.2.4 Between the date of this Agreement and the Effective Time, no event or circumstance shall have occurred which has had or could reasonably be expected to have a Material Adverse Effect on Legacy, and Bancshares shall have received a certificate signed on behalf of Legacy by the President and Chief Executive Officer of Legacy to such effect;

                  7.2.5 Legacy shall have delivered to Bancshares not later than the date of this Agreement all of the executed Affiliate Agreements in the form attached hereto as Exhibit 5.3;

                  7.2.6 Legacy shall deliver resignations of all of the directors and executive officers of Legacy effective at the Effective Time;

                  7.2.7 All of Legacy's director-shareholders shall have delivered to Bancshares on the date of this Agreement the Director-Shareholder Agreements in the form attached hereto as Exhibit 7.2.7; and

                  7.2.8 The number of shares of Legacy Common Stock which are eligible to be Perfected Dissenting Shares pursuant to Section 214a of the NBA shall not exceed an amount which, when combined with other cash amounts payable in connection with the Merger, would result in the Merger being disqualified from a tax free reorganization pursuant to Section 368 of the IRC.

         Section 7.3 Conditions to Legacy's Obligations. The obligations of
                     ----------------------------------
Legacy to effect the Merger shall be subject to the fulfillment (or waiver, in writing, by Legacy) of each of the following conditions:

                  7.3.1 Except as otherwise provided in this Section 7.3, (a) the representations and warranties of Bancshares contained in Article 4 shall be true in all material respects as of the Effective Time as though made at the Effective Time, except to the extent they expressly refer to an earlier time and except where the failure to be true, individually or in the aggregate, would not have or would not be reasonably likely to have, a Material Adverse Effect on the business, conditions, capitalization or properties of Bancshares or upon consummation of the transactions contemplated hereby; (b) Bancshares shall have duly performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with it prior to or at the Effective Time, except where the failure to so perform and comply, individually or in the aggregate, would not have or would not be reasonably likely to have a Material Adverse Effect on the business, conditions, capitalization or properties of Bancshares, taken as a whole, or upon the consummation of the transactions contemplated hereby; (c) none of the events or conditions entitling Legacy to terminate this Agreement under Article 8 shall have occurred and be continuing; and (d) Bancshares shall have delivered to Legacy certificates dated the date of the Effective Time and signed by the Chief Executive Officer and Chief Financial Officer of Bancshares and USB to the effect set forth in Subsections 7.3.1(a), (b) and (c);

                  7.3.2 Bancshares shall have delivered its Updated Schedules to Legacy on the day immediately preceding the Closing Date and none of such Updated Schedules shall reflect any item that was not on the Bancshares Schedules (or in the Bancshares Financial Statements) delivered on the date of execution of this Agreement that has had, or would have, or could be reasonably likely to have, a Material Adverse Effect on the business, conditions, properties or capitalization of Bancshares and its Subsidiaries, taken as a whole, at or after the Effective Time, or on the consummation of the transactions contemplated hereby;

                  7.3.3 The fairness opinion (the "Legacy Fairness Opinion") commissioned by Legacy's Board of Directors shall provide as of the date of mailing the Proxy Statement/Prospectus to Legacy's shareholders that the terms of the Merger, from a financial standpoint, are fair to the shareholders of Legacy, and shall not have been revoked, at any time prior to the meeting of Legacy's shareholders at which the Merger is to be voted on. Bancshares shall be provided immediate notification by Legacy of the revocation of the Legacy Fairness Opinion; and

                  7.3.4 Bancshares shall offer each director of Legacy who is not selected to serve as a member of Bancshares' and USB's Boards of Directors, the title of Director Emeritus which includes a monthly stipend of $400 as long as the director continues to hold at least 50% of the shares of Bancshares Common Stock issued to the director at the consummation of the Merger, and takes no actions construed as detrimental to the Surviving Corporation.

                 ARTICLE 8. TERMINATION, AMENDMENTS AND WAIVERS

         Section 8.1 Termination of Agreement. Anything herein to the contrary
                     ------------------------
notwithstanding, this Agreement and the transactions contemplated hereby including the Merger may be terminated at any time before the Effective Time, whether before or after approval by the shareholders of Legacy as follows, and in no other manner:

                  8.1.1 By mutual consent of Bancshares and USB, on the one hand, and Legacy, on the other;

                  8.1.2 By Bancshares or Legacy, (i) if any conditions set forth in Section 7.1 shall not have been met by March 31, 2007, or (ii) upon the expiration of 20 Business Days after any Governmental Entity denies or refuses to grant any approval, consent or authorization required to be obtained in order to consummate the transaction contemplated by this Agreement unless, within said 20 Business Day period after such denial or refusal, all Parties hereto agree to resubmit the application to the Governmental Entity that has denied, or refused to grant the approval, consent or authorization requested;

                  8.1.3 By Bancshares, if any conditions set forth in Section
7.2 shall not have been met, or by Legacy, if any conditions set forth in
Section 7.3 shall not have been met, by March 31, 2007, or such earlier time as it becomes apparent that such condition cannot be met;

                  8.1.4 By Bancshares if there shall have been (i) a breach of any of the representations or warranties of Legacy set forth in this Agreement,
(ii) a default in the observance or in the due and timely performance of any of its covenants and agreements herein contained, which breach or default, in the reasonable opinion of Bancshares, by its nature cannot be cured or is not cured prior to the Closing and which breach or default would, in the reasonable opinion of Bancshares, individually or in the aggregate, have, or be reasonably likely to have, a Material Adverse Effect on Legacy or upon the consummation of the transactions contemplated hereby.

                  8.1.5 By Legacy if there shall have been (i) a breach of any of the representations or warranties of Bancshares or USB set forth in this Agreement, (ii) a default in the observance or in the due and timely performance of any of their covenants and agreements herein contained, which breach or default, in the reasonable opinion of Legacy, by its nature cannot be cured or is not cured prior to the Closing and which breach or default would, in the reasonable opinion of Legacy, individually or in the aggregate, have, or be reasonably likely to have, a Material Adverse Effect on Bancshares, USB or upon the consummation of the transactions contemplated hereby; or

                  8.1.6 By Bancshares or Legacy, if an Acquisition Event involving Legacy shall have occurred.

         Section 8.2 Effect of Termination. In the event that this Agreement
                     ---------------------
shall be terminated pursuant to Section 8.1 hereof, all further obligations of the Parties hereto under this Agreement shall terminate without further liability of any Party to another; provided, however, that no termination of this Agreement under Section 8.1 for any reason or in any manner shall release, or be construed as so releasing, any Party from its obligations under Sections 8.5, 10.5 or 10.6, hereof and notwithstanding the foregoing if such termination shall result from the willful failure of a Party to fulfill a condition to the performance of the obligations of any other Party or to perform a covenant of such Party in this Agreement, such Party shall, subject to the provision of
Section 8.5, be fully liable for any and all damages, costs and expenses (including, but not limited to, reasonable attorneys' fees sustained or incurred by the other Party or Parties in connection with negotiating and implementing the transactions contemplated in this Agreement).

         Section 8.3 Waiver of Conditions. If any of the conditions specified in
                     --------------------
Section 7.2 have not been satisfied, Bancshares and USB may nevertheless, at their election, proceed with the transactions contemplated in this Agreement. If any of the conditions specified in Section 7.3 have not been satisfied, Legacy may nevertheless, at its election, proceed with the transactions contemplated in this Agreement. If any Party elects to proceed pursuant to the provisions hereof, the conditions that are unsatisfied immediately prior to the Effective Time shall be deemed to be satisfied, as evidence by a certificate delivered by the electing Party.

         Section 8.4 Force Majeure. Bancshares and Legacy agree that,
                     -------------
notwithstanding anything to the contrary in this Agreement, in the event this Agreement is terminated as a result of a failure of a condition, which failure is due to a natural disaster or other act of God, or an act of war or of terror, and provided neither Party has materially failed to observe the obligations of such Party under this Agreement, neither Party shall be obligated to the other Party to this Agreement for any expenses or otherwise be liable hereunder.

         Section 8.5  Expenses.
                      --------

                  8.5.1 Legacy hereby agrees that if this Agreement is terminated by Bancshares (i) pursuant to Section 8.1.2, because of the failure of Legacy shareholders to approve the Agreement and the transactions contemplated hereby following the withdrawal or modification in any manner adverse to Bancshares of the Board of Directors of Legacy's recommendation of the Agreement and the transactions contemplated hereby, (ii) pursuant to Section
8.1.3 because of the failure of the condition set forth in Section 7.2, (iii) pursuant to Section 8.1.4, or (iv) pursuant to Section 8.1.6, Legacy shall promptly, and in any event within seven Business Days after such termination, pay Bancshares all Expenses (as defined below) of Bancshares and USB but not to exceed $200,000.

                  8.5.2 Bancshares and USB hereby agree that if this Agreement is terminated by Legacy (i) pursuant to Section 8.1.3 because of the failure of the condition set forth in Section 7.3, or (ii) pursuant to Section 8.1.5, Bancshares and USB shall promptly, and in any event within seven Business Days after such termination, pay Legacy all Expenses (as defined below) of Legacy but not to exceed $200,000. The payment obligations of Bancshares and USB set forth in the preceding sentence shall be deemed to be joint and several.

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

                  8.5.3 Legacy hereby agrees that if this Agreement is terminated (a) by Legacy or Bancshares pursuant to Section 8.1.6, and (b) during the twelve (12) month period immediately following termination of this Agreement an Acquisition Event with Legacy is consummated, then, within seven (7) Business Days after the Acquisition Event is consummated, Legacy shall, in addition to any payment due under Section 8.5.1, pay Bancshares in immediately available funds $300,000, which amount the parties acknowledge as representing (i) Bancshares and USB's direct costs and expenses incurred in negotiating and undertaking to carry out the transactions contemplated by this Agreement; (ii) Bancshares and USB's indirect costs and expenses incurred in connection with the transactions contemplated by this Agreement and (iii) Bancshares and USB's loss as a result of the transactions contemplated by this Agreement not being consummated.

                  8.5.4 Except as otherwise provided herein and in Section 5.5.1, all Expenses incurred by Bancshares/USB or Legacy in connection with or related to the authorization, preparation and execution of this Agreement, the solicitation of shareholder approvals and all other matters related to the closing of the transactions contemplated hereby, including, without limitation of the generality of the foregoing, all fees and expenses of agents, representatives, counsel, and accountants employed by either of the Parties or its affiliates, shall be borne solely and entirely by the Party which has incurred the same.

                  8.5.5 "Expenses" as used in this Agreement shall include all reasonable out-of-pocket expenses (including all fees and expenses of attorneys, accountants, investment bankers, experts and consultants to the Party and its Affiliates) incurred by the Party or on its behalf in connection with or related to the authorization, preparation and execution of this Agreement, the solicitation of shareholder approvals and all other matters related to the closing of the transactions contemplated hereby.

         Section 8.6 Effect of Termination; Survival. Except as provided in
                     -------------------------------
Section 8.5, no termination under Section 8.1 for any reason or in any manner shall release, or be construed as so releasing, any party hereto from its obligations pursuant to Sections 5.1.3, 5.5, 8.5 or 9.5 hereof or from any liability or damage to any other party hereto arising out of, in connection with, or otherwise relating to, directly or indirectly, said party's material breach, Default or failure in performance of any of its covenants, agreements, duties or obligations arising hereunder, or any breaches of any representation or warranty contained herein arising prior to the date of termination of this Agreement.

                   ARTICLE 9. EMPLOYEE BENEFITS AND INSURANCE

         Section 9.1 Employee Benefits. To the extent permissible under ERISA
                     -----------------
and similarly applicable laws and regulations, all employees of Legacy at the Effective Time, shall be entitled to participate in all Bancshares and USB Benefit Arrangements on substantially the same basis as other similarly situated employees of Bancshares and USB. Each of these employees will be credited for eligibility, participation and vesting purposes with such employee's respective years of past service with Legacy (or other prior service so credited by Legacy) as though they had been employees of Bancshares and USB, except with respect to Bancshares' Employee Stock Option Plan and 401(k) Plan.

                         ARTICLE 10. GENERAL PROVISIONS

         Section 10.1 Nonsurvival of Representations and Warranties. None of the
                      ---------------------------------------------
representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time or to a termination of this Agreement.

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

         Section 10.2 Notices. All notices and other communications hereunder
                      -------
shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested), sent by confirmed overnight courier or telecopied (with electronic confirmation and verbal confirmation for the person to whom such telecopy is addressed), on the date such notice is so delivered, mailed or sent, as the case may be, to the parties at the following addresses (or any such other address for a party as shall be specified by like notice):

         If to Legacy at:        Legacy Bank, N.A.
                                 125 East Campbell Avenue
                                 Campbell, California 95008
                                 Fax No. (408) 341-1022
                                 Attention:  Thomas E. Ray,
                                 Chief Executive Officer

         with a copy to:         Gary Steven Findley & Associates
                                 1470 North Hundley Street
                                 Anaheim, California 92806
                                 Fax No. (714) 630-7910
                                 Attention: Gary Steven Findley, Esq.

         If to Bancshares at:    United Security Bancshares
                                 1525 E. Shaw Avenue
                                 Fresno, California 93710
                                 Fax No. (559) 248-5088
                                 Attention: Dennis R. Woods,
                                 Chairman, President/CEO

         with a copy to:         Bullivant, Houser, Bailey, PC
                                 1415 L. Street, Suite 1000
                                 Sacramento, California 95814
                                 Fax No. (916) 930-2501
                                 Attention:  Daniel Eng, Esq.

         Section 10.3 Counterparts. This Agreement may be executed in one or
                      ------------
more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         Section 10.4 Entire Agreement/No Third Party Rights/Assignment. This
                      -------------------------------------------------
Agreement (including the documents and instruments referred to herein): (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) except as expressly set forth herein, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder; (c) shall not be assigned by a party, by operation of law or otherwise, without the consent of the other parties; and (d) subject to the foregoing, shall be binding upon and shall inure to the benefit of the parties hereto and their permitted successors and assigns.

         Section 10.5 Nondisclosure of Agreement. Bancshares and Legacy agree,
                      --------------------------
except as required by law or the rules of NASDAQ, so long as this Agreement is in effect, not to issue any public notice, disclosure or press release with respect to the transactions contemplated by this Agreement without seeking the consent of the other party, which consent shall not be unreasonably withheld.

         Section 10.6 Confidentiality. All Confidential Information disclosed
                      ---------------
heretofore or hereafter by any Party to this Agreement to any other Party to this Agreement shall be kept confidential by such other Party and shall not be used by such other Party otherwise than as herein contemplated, except to the extent that (a) it is necessary or appropriate to disclose to the Commissioner, the FDIC, the FRB, the SEC or any other Governmental Entity having jurisdiction over any of the Parties or as may be otherwise be required by Rule (any disclosure of Confidential Information to a Governmental Entity shall be accompanied by a request that such Governmental Entity preserve the confidentiality of such Confidential Information); or (b) to the extent such duty as to confidentiality is waived by the other Party. Such obligation as to confidentiality and nonuse shall survive the termination of this Agreement pursuant to Article 8. In the event of such termination and on request of another Party, each Party shall use all reasonable efforts to (1) return to the other Parties all documents (and reproductions thereof) received from such other Parties that contain Confidential Information (and, in the case of reproductions, all such reproductions made by the receiving Party); and (2) destroy the originals and all copies of any analyses, computations, studies or other documents prepared for the internal use of such Party that included Confidential Information.

         Section 10.7 Governing Law. This Agreement shall be governed and
                      -------------
construed in accordance with the laws of the State of California, without regard to any applicable conflicts of law.

         Section 10.8 Headings/Table of Contents. The table of contents and
                      --------------------------
headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 10.9 Enforcement of Agreement. The parties hereto agree that
                      ------------------------
irreparable damage will occur in the event that any of the provisions of this Agreement or the Merger Agreement is not performed in accordance with its specific terms or is otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the State of California or any state having jurisdiction, this being in addition to any remedy to which they are entitled at law or in equity.

         Section 10.10 Severability. Any term or provision of this Agreement
                       ------------
which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         Section 10.11 Attorneys' Fees. If any legal action or any arbitration
                       ---------------
upon mutual agreement is brought for the enforcement of this Agreement or because of an alleged dispute, breach or default in connection with this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs and expenses incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

         Section 10.12 Amendment. This Agreement may be amended by the parties
                       ---------
hereto, at any time before or after approval hereof by the shareholders of Legacy; provided, however, that after any such approval by such shareholders, no amendments shall be made which by law require further approval by such shareholders without such further approval.

IN WITNESS WHEREOF, Bancshares, USB and Legacy have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first above written.

UNITED SECURITY BANCSHARES                 LEGACY BANK, N.A.


By:   /s/ Dennis R. Woods                  By:   /s/Gary L. Hong
      ------------------------------             -------------------------------
Name: Dennis R. Woods                      Name: Gary L. Hong


By:   /s/ Ken Donahue                      By:   /s/ Thomas E. Ray
      ------------------------------             -------------------------------
Name: Ken Donahue                          Name: Thomas E. Ray


UNITED SECURITY BANK

By:   /s/ Dennis R. Woods
      ------------------------------
Name: Dennis R. Woods


By:   /s/ Ken Donahue
      ------------------------------
Name: Ken Donahue

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